As filed with the Securities and Exchange Commission on April 5, 2019

Registration No. 333-224389

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PERTH MINT PHYSICAL GOLD ETF

SPONSORED BY gold corporation AND Exchange Traded Concepts, LLC

(Exact name of Registrant as specified in its charter)

New York	1040	61-1848163
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Hanson Place

Brooklyn, New York 11217

(718) 315-5013

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Exchange Traded Concepts, LLC

10900 Hefner Point Drive, Suite 207

Oklahoma City, OK 73120

(405) 778-8377

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Menconi, Esq.

David A. Sirignano, Esq.

  Morgan, Lewis & Bockius LLP

  1111 Pennsylvania Avenue, NW

Washington, DC 20004

(202) 739-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-224389) originally filed on April 20, 2018 (the “Registration Statement”), which previously registered 16,286,645 Perth Mint Physical Gold ETF Shares, is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, which was previously declared effective by the Securities and Exchange Commission on August 3, 2018. This Post-Effective Amendment is being filed to update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Sponsors and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	April , 2019

16,286,645 Perth Mint Physical Gold ETF Shares

PERTH MINT PHYSICAL GOLD ETF

Perth Mint Physical Gold ETF (the “Trust”) issues Perth Mint Physical Gold ETF Shares (the “shares”), which represent units of fractional undivided beneficial interest in the Trust. The Trust’s primary objective is to provide investors with an opportunity to invest in gold through its shares, and have the gold securely stored by Gold Corporation, who serves as the Custodian and Custodial Sponsor. Another objective of the Trust is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. The Trust is not actively managed. Gold Corporation, as the Custodial Sponsor, and Exchange Traded Concepts, LLC, as the Administrative Sponsor (together with Custodial Sponsor, the “Sponsors”), are the Trust’s sponsors. Gold Corporation also serves as the Custodian of the Trust’s gold bullion, and The Bank of New York Mellon is the trustee of the Trust.

Gold Corporation, trading as The Perth Mint, is a Western Australian Government owned statutory body corporate established under the Gold Corporation Act 1987 (Western Australia) (the “Gold Corporation Act”). Under Section 22 of the Gold Corporation Act, the payment of the cash equivalent of gold due, payable and deliverable by Gold Corporation under the Gold Corporation Act (including gold held by Gold Corporation for the benefit of the Trust) is guaranteed by the Treasurer of Western Australia, in the name and on behalf of the Crown in right of the State of Western Australia (the “Government Guarantee”). The Government Guarantee is subject to the claims-paying ability of the Government of Western Australia. See “Risk Factors—Gold owned by the Trust may be subject to loss, damage, theft or restriction on access.”

Physical gold that the Trust holds includes London Bars and other gold products having a gold purity of at least 99.5% (including but not limited to coins, cast bars and minted bars). Shares are issued by the Trust in blocks of 50,000 shares called “Baskets” in exchange for gold from certain registered broker-dealers or other securities market participants (“Authorized Participants”), which is then allocated as Physical Gold and safely stored by the Custodian. The Trust issues and redeems Baskets on an ongoing basis at Net Asset Value to Authorized Participants who have entered into a contract with the Administrative Sponsor and the Trustee. Investors, at their option, may request to take delivery of Physical Gold in exchange for their shares by submitting their shares to Gold Corporation in exchange for Physical Gold. See “Taking Delivery of Physical Gold.”

Shares will be offered to the public from time to time at prices that will reflect, among other things, the price of gold and the trading price of the shares on the NYSE Arca at the time of the offer. Prior to this offering, there has been no public market for the shares. The shares trade on the NYSE Arca under the symbol “AAAU.” The market price of the shares may be different from the Net Asset Value per share.

Investing in the shares involves risks. See “Risk Factors” starting on page 16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus (“Prospectus”), or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The shares are neither interests in nor obligations of either of the Sponsors or the Trustee. The shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended, and is not required to register under such act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and neither of the Sponsors nor the Trustee is subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor under the Commodity Exchange Act in connection with the shares. See “Risk Factors—Investors will not have the protections normally associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.”

On July 26, 2018, Virtu Financial BD, LLC, subject to conditions and acting as a statutory underwriter in connection with the initial purchase of shares, deposited gold for the purchase of two initial Baskets totaling 100,000 shares, as described in “Plan of Distribution.” The initial Baskets were created at a per share price equal to the value of 1/100th of a Fine Ounce of gold on July 26, 2018, the date of formation of the Trust. The price per share on July 26, 2018, was $12.28. Delivery of initial Baskets was made on or about July 26, 2018. The Trust received all proceeds from the offering of the initial Baskets in gold in an amount equal to the full price for the initial Baskets.

This prospectus may also be used by an affiliate of our Custodian Sponsor, Gold Corporation or any of its affiliates (which we collectively refer to as “Gold Corporation”) that may from time to time purchase or sell shares as part of its gold price hedging activities relating to its wider business activities. Gold Corporation purchases gold from mining companies and sells physical products to investors and may buy or sell the shares as a method to mitigate its price risk exposure to gold in those gold-related market-making activities. These transactions in the shares will occur solely in the open market. Gold Corporation will not receive compensation in the form of discounts and commissions. See “Plan of Distribution—Sales by Gold Corporation.”

As of April 2, 2019, there were 8,300,000 Perth Mint ETF Shares outstanding.

The date of this Prospectus is April      , 2019.

This Prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsors have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The shares are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the Private Securities Litigation Reform Act of 1995, as amended, which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the shares), the Trust’s operations, the Sponsors’ plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions based upon certain assumptions and analyses made by the Sponsors on the basis of their perception of historical trends, current conditions and expected future developments, as well as other factors they believe are appropriate in the circumstances. Actual events or results may differ materially. Whether or not actual results and developments will conform to Sponsors’ expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsors anticipate will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the shares. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither the Trust nor either of the Sponsors undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events except as required by applicable securities laws.

Additional significant uncertainties and other factors affecting forward-looking statements are presented in Item 1A. Risk Factors.

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PROSPECTUS SUMMARY

The following is a summary of this Prospectus, and while it contains material information about Perth Mint Physical Gold ETF (Trust) and the shares it issues, it does not contain or summarize all of the information about the Trust and the shares contained in this Prospectus that is material and that may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page 16, and the material incorporated by reference herein before making an investment decision about the shares. Capitalized terms not defined in this section have the meaning set forth in the Glossary beginning on page 85 of this Prospectus.

Overview of the Trust Structure, the Sponsors, the Trustee, and the Custodian

The Trust was formed pursuant to the Depository Trust Agreement on July 26, 2018. The Trust’s primary objective is to provide investors with an opportunity to invest in gold through its shares, and have the gold securely stored by Gold Corporation, who serves as the Custodial Sponsor and Custodian. Another objective of the Trust is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. Each share represents a fractional undivided beneficial interest in the Trust’s net assets. The Trust’s assets consist principally of gold held by the Custodian for safekeeping on the Trust’s behalf. Physical Gold that the Trust holds includes London Bars and other gold products without numismatic value having a gold purity of at least 99.5% (including but not limited to coins, cast bars and minted bars).

The Sponsors of the Trust are Gold Corporation and Exchange Traded Concepts, LLC. Gold Corporation is a statutory body corporate established by the Gold Corporation Act and wholly-owned by the Government of Western Australia. Gold Corporation also serves as Custodian of the Trust’s gold bullion. Exchange Traded Concepts is an Oklahoma limited liability company. The shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsors, their directors, officers, or member(s), or any of their affiliates.

The shares, known as Perth Mint Physical Gold ETF Shares, provide investors with the opportunity to access the gold market through a traditional brokerage account. Shares are issued by the Trust only in blocks of 50,000 shares called “Baskets” in exchange for gold from Authorized Participants, which is then allocated to the Trust and stored safely by the Custodian. The Trust may redeem Baskets in exchange for the amount of gold corresponding to the Basket’s redemption value. The Trust issues and redeems Baskets on an ongoing basis at Net Asset Value to Authorized Participants who have entered into a contract with the Administrative Sponsor and the Trustee. Investors, at their option, may request to take delivery of Physical Gold in exchange for their shares by submitting their shares to Gold Corporation in exchange for Physical Gold (as described below).

Such guarantee applies to all allocated and unallocated gold held in the Metal Accounts, including any Gold held by Sub-Custodians on behalf of the Custodian, and will apply to the Trust’s allocated and unallocated gold for so long as the Custodian (or a Sub-Custodian acting on the Custodian’s behalf) holds such gold for the benefit of the Trust. The value of gold will be reported on the Trust’s website daily. See “Business of the Trust—The Trust’s Structure.”

Individual shares will not be redeemed by the Trust but are listed and trade on the NYSE Arca under the symbol “AAAU.” An investor may deliver shares to Gold Corporation in exchange for Physical Gold after submitting to Gold Corporation a qualifying document that expresses the investor’s intention to exchange shares for Physical Gold by delivering shares to Gold Corporation on the Share Submission Day and subsequently taking delivery from Gold Corporation of Physical Gold. See “Taking Delivery of Physical Gold.” After delivery of an investor’s shares, the investor could also decide to have Gold remain in safe storage with Gold Corporation for as long as the investor so chooses (subject to Gold Corporation’s customary terms and conditions for the storage of gold). The Trust is not involved in the exchange of the investor’s shares for Physical Gold.

The material terms of the Trust are discussed in greater detail under “Description of the Trust.” The Trust is not registered as an investment company under the 1940 Act, and is not required to register under such act. The Trust does not and will not hold or trade in commodity futures contracts regulated under the Commodity Exchange Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act and neither of the Sponsors nor the Trustee is subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor under the Commodity Exchange Act in connection with the shares.

The Sponsors arranged for the creation of the Trust pursuant to the Trust Agreement. The Administrative Sponsor arranged for the registration of the shares for their public offering in the United States and the listing of the shares on the NYSE Arca. The Administrative Sponsor generally oversees the performance of the Trustee and the Trust’s principal service providers, but does not exercise day-to-day oversight of the Trustee or such service providers. The Administrative Sponsor, with the consent of the Custodial Sponsor, may remove the Trustee and appoint a successor trustee under certain circumstances.

In addition, the Administrative Sponsor: (1) will develop a marketing plan for the Trust on an ongoing basis; (2) will prepare marketing materials regarding the shares; (3) will maintain the Trust’s website; and (4) may request the Trustee to order Custodian audits (to the extent permitted under the Custody Agreement).

The Custodial Sponsor may perform assaying of Physical Gold, and provide other services relating to the safe custody of Physical Gold.

The Custodial Sponsor has agreed to assume and be responsible for the payment of the following expenses, up to the Fee Cap: the Administrative Sponsor’s fee; fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Custodian’s fees and expenses specified in the Custody Agreement that are assumed by the Custodial Sponsor (if any); ordinary bar allocation fees that are charged to the Custodian in connection with the Custodian’s acquisition of sufficient Physical Gold for allocation to the Trust Allocated Metal Account in connection with a Purchase Order; ordinary or customary insurance costs and transportation fees; allocation costs associated with the allocation and de-allocation of gold to and from the Trust; the marketing expenses of the Trust; the listing fees of the Trust on the NYSE Arca; registration fees associated with the Trust charged by the SEC; printing and mailing costs; expenses for the maintenance of any website of the Trust; audit fees and expenses; and routine legal fees and expenses associated with the ordinary course of the Trust’s operations.

The Custodial Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust, taxes and other governmental charges, indemnification of the Trustee or the Administrative Sponsor pursuant to the Trust Agreement, any expenses that are in excess of the Fee Cap, extraordinary expenses incurred on behalf of the Trust, and otherwise as set forth in the Trust Agreement. An extraordinary expense is an expense arising or resulting from an underlying event or transaction that, in the determination of the Administrative Sponsor, is reasonably considered to be of a type that (i) possesses a high degree of abnormality (such as abnormally high (A) transportation fees, (B) bar allocation fees that may be incurred when acquiring sufficient Physical Gold for allocation to the Trust Allocated Metal Account in connection with a Purchase Order, or (C) Physical Gold allocation costs that may be incurred in relation to the allocation and de-allocation of Gold to and from the Trust) or is of a type that is reasonably considered to be unrelated to, or only incidentally related to, the ordinary and typical activities of the Trust and (ii) is of a type that would not reasonably be expected to recur in the foreseeable future. Extraordinary expenses shall include any fixing fees charged in connection with sales of gold required by applicable law or regulation or required upon termination of the Trust. See “The Sponsors.”

The Trustee is The Bank of New York Mellon. The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include: (1) valuing the Trust’s gold and calculating the Net Asset Value per share of the Trust; (2) supplying inventory information received from the Custodian to the Administrative Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and DTC, including coordinating with the Custodian the receipt of gold transferred to the Trust in connection with each issuance of Baskets; (5) transferring gold to the Custodial Sponsor in lieu of paying the Custodial Sponsor Fee in cash; (6) transferring gold to the Custodial Sponsor in lieu of reimbursing the Custodial Sponsor for cash payments owed by the Trust, but undertaken by the Custodial Sponsor; (7) selling the Trust’s gold pursuant to a Sponsor’s direction or otherwise as needed to pay any extraordinary Trust expenses that are not assumed by a Sponsor; (8) holding the Trust’s cash and other financial assets, if any; (9) when appropriate, making distributions of cash or other property (other than gold) to investors; and (10) receiving and reviewing reports on the custody of and transactions in the Trust’s gold from the Custodian and taking such other actions in connection with the custody of gold as a Sponsor instructs.

As Custodian of the Trust’s gold bullion, Gold Corporation is responsible for the safekeeping of the Trust’s gold and supplying inventory information to the Trustee and the Sponsors. The Custodian is also responsible for facilitating the transfer of gold in and out of the Trust. The Custodian will confirm the deposit of gold received from an Authorized Participant that has been credited to the Trust in exchange for Baskets. The Custodian will promptly convert the deposit to allocated Gold held in the Trust Allocated Metal Account. The Custodian must allocate, or cause to be allocated, all Gold credited to the Trust Unallocated Metal Account to the Trust Allocated Metal Account such that no amount of Gold remains standing for the benefit of the Trust in the Trust Unallocated Metal Account at the Custodian’s close of business on each Business Day. However, in the event that the Custodian is unable to fully allocate Gold by the Custodian’s close of business due to reasons outside of its control, the Custodian will use reasonable efforts to fully allocate Gold to the Trust Allocated Metal Account as soon as possible. The Custodian shall safely store Physical Gold in its own vaulting facilities and any other vaulting facility as approved by the Custodian and utilize the services of its appointed secure transportation provider at the risk of the Custodian. The Trust’s gold holdings are subject to periodic audits and, under the Custody Agreement, the Custodian has agreed to permit auditors to access all premises during normal business hours to examine the gold held for the Trust and such records as they reasonably require. Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust,” “The Trustee” and “The Custodian.”

Trust Objectives

The primary objective of the Trust is to provide investors with an opportunity to invest in gold through shares, and have the gold securely stored by the Custodial Sponsor. A further objective of the Trust is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to compensate investors for losses caused by, changes in the price of gold.

The Trust holds London Bars and Physical Gold of other specifications without numismatic value. The Trust receives gold deposited by Authorized Participants in exchange for the creation of Baskets and delivers gold to Authorized Participants in exchange for Baskets surrendered to it for redemption.

Investors may contact their broker-dealer to purchase and sell shares.

The shares are intended to constitute a cost-efficient mechanism for investors to make an investment in gold. The shares provide investors with an alternative to purchasing and storing physical gold that allows a level of participation in the gold market through the securities market. The shares are:

●	Listed and traded on the NYSE Arca like other exchange-traded securities under the symbol “AAAU.”

●	Easily accessible to investors through traditional brokerage accounts.

●	Backed by allocated gold held by the Custodian. (The shares differ from other financial products that gain exposure to gold because other financial products may use derivatives to gain exposure to the price of gold but may not have physical gold and therefore involve counter-party exposures that do not exist when holding physical gold).

●	Cost efficient because the expenses for the safe storage of Physical Gold held by the Trust are dispersed among all investors in the shares and the gold held by the Custodian on behalf of the Trust is subject to the Government Guarantee.

●	Since the Trust’s ordinary operating and administrative expenses are expected to be paid in gold ounces to the Custodial Sponsor, it is envisaged that the Trust will not hold any (or minimal) cash but instead only gold, thereby minimizing any resulting gold price tracking error.

Taking Delivery of Physical Gold by Investors

An investor who would like to take delivery of Physical Gold for its shares must contact Gold Corporation as follows:

●	Investors interested in taking delivery of Physical Gold in exchange for their shares in the Trust must first contact Gold Corporation to discuss the types of Physical Gold, availability dates, product premiums, delivery fees, and suitable delivery locations and methods.

●	To proceed, an investor must provide Gold Corporation with sufficient details to enable Gold Corporation to identify the investor as a person owning a beneficial interest in any shares of the Trust, and to establish a Customer Account for the investor with Gold Corporation. Gold Corporation may determine (in its absolute discretion) whether the investor has provided sufficient details to identify the investor as a Beneficial Owner and to open the Customer Account with Gold Corporation.

●	Subject to the procedures set forth above having been completed to Gold Corporation’s satisfaction, the investor is provided a pre-populated Application, including any applicable product premiums, delivery fees and any other fees and charges that apply to the Application. Gold Corporation is entitled to receive all such premiums, fees and charges in consideration for facilitating the delivery of the agreed Physical Gold products to the investor. The Application will set forth the number of shares to be delivered to Gold Corporation for the amount of Physical Gold requested. The investor shall be responsible for any applicable taxes or governmental charges. The Application will also contain a Delivery ID and the investor’s Customer Account number with Gold Corporation.

●	Investors interested in taking delivery of Physical Gold in exchange for their shares in the Trust must duly sign and submit the Application to Gold Corporation within the Quotation Window. An Application expresses the investor’s intention to deliver shares for Physical Gold on the Share Submission Day. The investor must also provide instructions to his or her broker-dealer to effect the exchange of shares for Physical Gold on the Share Submission Day. Gold Corporation may reject any Application.

●	Gold Corporation shall confirm that (A) the Delivery ID matches the Application with respect to the amount of shares to be delivered, the Physical Gold requested, and other applicable terms, and (B) the Application otherwise is in good order.

●	Upon final approval of the Application by Gold Corporation, which may be withheld by Gold Corporation for any reason at its sole discretion, Gold Corporation shall return a copy of the Application to the investor.

●	Shares shall be delivered from the investor via their broker-dealer to Gold Corporation. The Application is not binding on Gold Corporation until shares are delivered to Gold Corporation.

●	Unless the Application is suspended or rejected by Gold Corporation, Gold Corporation shall, following the receipt of the investor’s Shares, transfer to the investor’s Customer Account the number of Fine Ounces, on an unallocated basis, represented by the Shares delivered and specified in the Application (which is inclusive of applicable product premiums, delivery fees, and any other fees and charges that apply to the Application but is exclusive of any applicable taxes or governmental charges, which are the responsibility of the investor). Upon delivery of the specified Fine Ounces to the Customer Account, the investor shall have no further right or interest in the Trust or Trust Property to the extent of the Shares delivered. The Customer Account also benefits from the Government Guarantee.

●	Gold Corporation, for the investor as customer, shall arrange for the Physical Gold to be delivered to the investor in accordance with the delivery instructions contained in the Application.

●	None of the Trustee, the Administrative Sponsor or the Trust are involved in the exchange of the investor’s shares for Physical Gold. Shares acquired by Gold Corporation may subsequently be tendered for redemption in Basket-size aggregations by an Authorized Participant acting on behalf of Gold Corporation.

Structure of the Trust

The following chart shows the relationship of the Trust and other parties.

The Custodial Sponsor/Custodian: responsible for the safekeeping of gold held on behalf of the Trust, supplying inventory information to the Trustee and Administrative Sponsor and facilitating the transfer of gold in to and out of the Trust.

The Trustee: receives and processes orders from Authorized Participants for the creation and redemption of Baskets to and from the Trust respectively. Holds the Trust’s cash, if any, and other assets.

The Administrative Sponsor: responsible for assisting with the administration of the Trust in concert with the Trustee.

Summary Risk Factors

An investment in the Trust involves risks and uncertainties described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks include:

●	fluctuations in the price of gold could materially adversely affect an investment in the shares, which creates the potential for losses, regardless of the period of time the shares are held;

●	substantial sales of gold by central banks, governmental agencies and multi-lateral institutions could adversely affect an investment in the shares;

●	the fact that the Trust does not actively trade gold to take advantage of short-term market fluctuations in the price of gold;

●	the fact that each sale of gold by the Trust will be a taxable event for investors; and

●	the fact that any gain recognized by a U.S. investor who or that is an individual, estate or trust (each referred to in this paragraph and the next paragraph as an “individual”) sells or exchanges shares held for more than a year in a taxable exchange, any gain recognized on the sale or exchange generally will be subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains an individual recognizes.

Principal Offices

The offices of the Trust and the Trustee are located at 2 Hanson Place, Brooklyn, New York 11217. Gold Corporation is located at 310 Hay Street, East Perth, WA 6004, Australia with a mailing address of GPO Box M924, Perth, WA 6843, Australia and its telephone number is +61 8 9421 7615. Exchange Traded Concepts’ main office location and mailing address is 10900 Hefner Pointe Drive, Suite 207, Oklahoma City, Oklahoma 73120 and its telephone number is (405) 778-8377.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act, and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations that are not otherwise applicable to the Trust. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING

Offering	The shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets consist of gold deposits. Such deposits are held by the Custodian on behalf of the Trust until (1) distributed to Authorized Participants in connection with redemptions of Baskets, (2) transferred to pay the Custodial Sponsor Fee, or (3) sold to pay Trust expenses and liabilities not assumed by the Custodial Sponsor. See “Description of the Trust—Trust Expenses.”

NYSE Arca Symbol	“AAAU”

CUSIP	715426102

Creation and Redemption by Authorized Participants

The Trust receives gold deposited with the Custodian only by Authorized Participants in exchange for the creation of “Baskets,” each equal to 50,000 shares. Conversely, the Trust delivers gold in exchange for Baskets surrendered to it for redemption by Authorized Participants as described below. The Trust issues and redeems Baskets on a continuous basis only to Authorized Participants. Baskets are only issued or redeemed in exchange for the amount of gold determined by the Trustee on each day that the NYSE Arca is open for regular trading based on the combined Net Asset Value of the shares included in the Baskets being created or redeemed. No shares are issued unless and until the Custodian has informed the Trustee that it has credited to the Trust the corresponding amount of gold. The Custodian must allocate ownership of Physical Gold to the Trust such that no amount of Gold remains standing for the benefit of the Trust in the Trust Unallocated Metal Account at the Custodian’s close of business on each Business Day. However, in the event that the Custodian is unable to fully allocate ownership of Physical Gold to the Trust by 10:00 p.m. Perth time on each Business Day due to reasons outside of its control, the Custodian will use reasonable efforts to fully allocate Gold to the Trust Allocated Metal Account as soon as possible.

The initial amount of gold required for deposit with the Trust to create shares for the period beginning with the formation of the Trust and ending on the first day of trading of the shares on the NYSE Arca was 500 Fine Ounces of gold per Basket.

Fees are assessed in connection with the creation and redemption of Baskets by Authorized Participants. See “Creation and Redemption of Shares by Authorized Participants.”

Taking Delivery of Physical Gold - Investors	Investors may contact their broker-dealer to purchase and sell shares. An investor who would like to take delivery of Physical Gold in exchange for shares may deliver shares to Gold Corporation in exchange for Physical Gold. The number of shares to be delivered must be specified by Gold Corporation to the investor in a pre-populated Application.

●	Investors interested in taking delivery of Physical Gold in exchange for their shares in the Trust must first contact Gold Corporation to discuss the types of Physical Gold, availability dates, product premiums, delivery fees, and suitable delivery locations and methods.

●	To proceed, an investor must provide Gold Corporation with sufficient details to enable Gold Corporation to identify the investor as a person owning a beneficial interest in any shares of the Trust and to establish a Customer Account for the investor with Gold Corporation. Gold Corporation may determine (in its absolute discretion) whether the investor has provided sufficient details to identify the investor as a Beneficial Owner and to open the Customer Account with Gold Corporation.

●	Subject to the procedures set forth above having been completed to Gold Corporation’s satisfaction, the investor is provided a pre-populated Application, including any applicable product premiums, delivery fees and any other fees and charges that apply to the Application. Gold Corporation is entitled to receive all such premiums, fees and charges in consideration for facilitating the delivery of the agreed Physical Gold products to the investor. The Application will set forth the number of shares to be delivered to Gold Corporation for the amount of Physical Gold requested. The investor shall be responsible for any applicable taxes or governmental charges. The Application will also contain a Delivery ID and the investor’s Customer Account number with Gold Corporation.

●	Investors interested in taking delivery of Physical Gold in exchange for their shares in the Trust must duly sign and submit the Application to Gold Corporation within the Quotation Window. An Application expresses the investor’s intention to deliver shares for Physical Gold on the Share Submission Day. The investor must also provide instructions to his or her broker-dealer to effect the exchange of shares for Physical Gold on the Share Submission Day. Gold Corporation may reject any Application.

●	Gold Corporation shall confirm that (A) the Delivery ID matches the Application with respect to the amount of shares to be delivered, the Physical Gold requested, and other applicable terms, and (B) the Application otherwise is in good order.

●	Upon final approval of the Application by Gold Corporation, which may be withheld by Gold Corporation for any reason at its sole discretion, Gold Corporation shall return a copy of the Application to the investor.

●	Shares shall be delivered from the investor via their broker-dealer to Gold Corporation. The Application is not binding on Gold Corporation until shares are delivered to Gold Corporation.

●	Unless the Application is suspended or rejected by Gold Corporation, Gold Corporation shall, following the receipt of the investor’s Shares, transfer to the investor’s Customer Account the number of Fine Ounces, on an unallocated basis, represented by the Shares delivered and specified in the Application (which is inclusive of applicable product premiums, delivery fees, and any other fees and charges that apply to the Application but is exclusive of any applicable taxes or governmental charges, which are the responsibility of the investor). Upon delivery of the specified Fine Ounces to the Customer Account, the investor shall have no further right or interest in the Trust or Trust Property to the extent of the Shares delivered. The Customer Account also benefits from the Government Guarantee.

●	Gold Corporation, for the investor as customer, shall arrange for the Physical Gold to be delivered to the investor in accordance with the delivery instructions contained in the Application.

●	None of the Trustee, the Administrative Sponsor or the Trust are involved in the exchange of the investor’s shares for Physical Gold. Shares acquired by Gold Corporation may subsequently be tendered for redemption in Basket-size aggregations by an Authorized Participant acting on behalf of Gold Corporation.

The processing fees charged to an investor are comprised of applicable delivery fees and any applicable product premiums. See “Taking Delivery of Physical Gold.”

Net Asset Value	The Trustee determines the Net Asset Value of the Trust on each day that the NYSE Arca is open for regular trading, as promptly as practical after 4:00 p.m. New York time. The Net Asset Value of the Trust is the aggregate value of gold and other assets, if any, of the Trust (other than any amounts credited to the Trust’s reserve account, if any) and cash, if any, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities. In determining the Trust’s Net Asset Value, the Trustee values the gold held by the Trust based on the afternoon LBMA Gold Price, or the morning LBMA Gold Price, if such day’s afternoon LBMA Gold Price is not available. If no LBMA Gold Price is available for the day, the Trustee values the Trust’s gold based on the most recently announced afternoon LBMA Gold Price or morning LBMA Gold Price. If the Custodial Sponsor determines that such price is inappropriate to use, it must identify an alternate basis for evaluation to be employed by the Trustee. The Custodial Sponsor may instruct the Trustee to use a different publicly available price that the Custodial Sponsor determines to fairly represent the commercial value of the Trust’s gold. See “Description of the Trust—Valuation of Gold and Computation of Net Asset Value.”

Trust Expenses	The Trust’s only ordinary recurring expense is the remuneration due to the Custodial Sponsor of 0.18% of the Net Asset Value of the Trust. In exchange for the Custodial Sponsor Fee, the Custodial Sponsor has agreed to assume and be responsible for the payment of the following expenses, up to the Fee Cap: the Administrative Sponsor’s fee; fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Custodian’s fees and expenses specified in the Custody Agreement that are assumed by the Custodial Sponsor (if any); ordinary bar allocation fees that are charged to the Custodian in connection with the Custodian’s acquisition of sufficient Physical Gold for allocation to the Trust Allocated Metal Account in connection with a Purchase Order; ordinary or customary insurance costs and transportation fees; allocation costs associated with the allocation and de-allocation of gold to and from the Trust; the marketing expenses of the Trust; the listing fees of the Trust on the NYSE Arca; registration fees associated with the Trust charged by the SEC; printing and mailing costs; expenses for the maintenance of any website of the Trust; audit fees and expenses; and routine legal fees and expenses associated with the ordinary course of the Trust’s operations.

The Custodial Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust, taxes and other governmental charges, indemnification of the Trustee or the Administrative Sponsor pursuant to the Trust Agreement, any expenses that are in excess of the Fee Cap, extraordinary expenses incurred on behalf of the Trust, and otherwise as set forth in the Trust Agreement. An extraordinary expense is an expense arising or resulting from an underlying event or transaction that, in the determination of the Administrative Sponsor, is reasonably considered to be of a type that (i) possesses a high degree of abnormality (such as abnormally high (A) transportation fees, (B) bar allocation fees that may be incurred when acquiring sufficient Physical Gold for allocation to the Trust Allocated Metal Account in connection with a Purchase Order, or (C) Physical Gold allocation costs that may be incurred in relation to the allocation and de-allocation of Gold to and from the Trust) or is of a type that is reasonably considered to be unrelated to, or only incidentally related to, the ordinary and typical activities of the Trust and (ii) is of a type that would not reasonably be expected to recur in the foreseeable future. Extraordinary expenses shall include any fixing fees charged in connection with sales of gold required by applicable law or regulation or required upon termination of the Trust. See “The Sponsors.”

The Custodial Sponsor Fee accrues daily based on the prior Business Day’s Net Asset Value and is payable in gold. The fee is paid by delivering that amount of gold that equals the daily accrual of the Custodial Sponsor Fee for such prior month based on the Net Asset Value of the shares on the first business day of the following month. The Custodial Sponsor may earn a profit on its fees. See “Description of the Trust—Trust Expenses.”

Tax Considerations	An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses. Consequently, the sale of gold by the Trust, including the sale of gold to generate cash to pay its fees and expenses, will be a taxable event for investors. See “Federal Income Tax Consequences—Taxation of U.S. Investors” and “ERISA and Related Considerations.”

Suspension of Issuance, Transfers, and Redemptions	The Trustee may, in its discretion, and will when directed by the Custodial Sponsor, suspend the right of redemption, or postpone the redemption settlement date or reject a particular redemption order (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of gold is not reasonably practicable, or (3) for such other period as the Sponsors determine to be necessary for protection of registered owners of shares. See “Creation and Redemption of Shares by Authorized Participants—Creation Procedures—Authorized Participants—Rejection of purchase orders” and “Creation and Redemption of Shares by Authorized Participants—Redemption Procedures—Authorized Participants—Suspension or Rejection of Redemption Orders.”

Suspension of Taking Delivery of Physical Gold	Gold Corporation shall reject the delivery of shares by an investor (1) if the number of shares delivered does not correspond to the number of shares specified in the Application provided to the investor based upon its discussion with Gold Corporation or are not delivered on the designated Share Submission Day, or (2) if the delivered shares are not accompanied by proper instructions or by an approved Application. Additionally, Gold Corporation may decline to approve an Application for any reason. In the event the investor transfers a number of shares not corresponding to the Application, the investor must make any arrangements directly with Gold Corporation and Gold Corporation reserves the right to reject the initial quote and any additional costs incurred by Gold Corporation as a result of an incorrect number of shares being delivered will be borne by the investor. In addition, the delivery of Physical Gold in exchange for shares shall be suspended in the event Gold Corporation resigns as Custodial Sponsor or is otherwise unable or unwilling to accept applications from investors to take delivery of Physical Gold.

Termination Events	The Trustee will terminate and liquidate the Trust if any of the following events occur:

●	the Trustee is notified that the shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

●	investors acting in respect of at least 75% of the outstanding shares notify the Trustee that they elect to terminate the Trust;

●	60 days have elapsed since the Trustee notified the Sponsors of the Trustee’s election to resign or since the Sponsors removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of that determination;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Trustee has actual knowledge of that determination;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for federal tax purposes, and the Trustee receives notice from the Sponsors that the Sponsors have determined that, because of that tax treatment or change in tax treatment, the termination of the Trust is advisable;

●	the Trustee receives notice from the Sponsors of their joint agreement to terminate the Trust;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the shares, and the Sponsors have not identified another depository that is willing to act in such capacity; or

●	if the law governing the Trust limits the maximum period during which the Trust may continue, upon the expiration of 21 years after the death of the last survivor of all of the descendants of Elizabeth II, Queen of England, living on the date of the Trust Agreement.

If the Administrative Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties required to be undertaken or performed by it, and such failure or incapacity is not cured within 30 days following receipt of notice from the Trustee or the Custodial Sponsor of such failure or incapacity, or if the Administrative Sponsor is adjudged bankrupt or insolvent, or a receiver of the Administrative Sponsor or of its property is appointed, or if a trustee or liquidator or any public officer takes charge or control of the Administrative Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Administrative Sponsor shall be deemed conclusively to have resigned, in which case the other Sponsor or, if there is no other Sponsor, the Trustee may (i) appoint a successor Administrative Sponsor to assume the duties and obligations of the Administrative Sponsor or (ii) terminate and liquidate the Trust.

If the Custodial Sponsor wishes to resign as Custodial Sponsor, or otherwise fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties required to be undertaken or performed by it, including a failure to perform its functions as Custodian, and such failure or incapacity is not cured within 30 days following receipt of notice from the Administrative Sponsor of such failure or incapacity, or if the Custodial Sponsor is adjudged bankrupt or insolvent, or a receiver of the Custodial Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Custodial Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Administrative Sponsor, or in the event there is no Administrative Sponsor, the Trustee, may, among other actions, (i) with the prior written consent of the Custodial Sponsor, appoint a successor Custodial Sponsor and Custodian to assume the duties and obligations of the Custodial Sponsor and Custodian, or (ii) terminate and liquidate the Trust.

For 60 days following the termination of the Trust, the Trust will continue to redeem Baskets tendered by Authorized Participants. Thereafter, the Trustee will sell gold and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to investors surrendering shares. See “Description of the Trust—Termination of the Trust.”

Authorized Participants

Authorized Participants may create and redeem Baskets. Each Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions; (2) be a participant in DTC; (3) have in effect a valid Authorized Participant Agreement and (4) have entered into an agreement with the Trustee and the Administrative Sponsor (the Authorized Participant Agreement). The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. The Authorized Participant Agreement also includes procedures for the delivery of gold to the Trust in connection with creations and the delivery of gold to Authorized Participants in connection with redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Administrative Sponsor.

Clearance and settlement	The shares are issued in book-entry form only. The shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. Transactions in shares clear through the facilities of DTC. Investors may hold their shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this Prospectus.

The value of our shares fluctuates based upon the price of the gold held by the Trust. Fluctuations in the price of gold could materially adversely affect an investment in the shares, which creates the potential for losses, regardless of the period of time the shares are held.

The shares are intended to track the performance of the price of gold. The value of the shares relates directly to the value of the gold owned by the Trust. Therefore, the value of the shares will fluctuate with the price of gold. The Trust does not actively manage the gold it holds and does not use any hedging techniques to attempt to reduce the risk of losses resulting from price decreases. The price of gold has fluctuated widely over the past several years. This exposes an investment in shares to potential losses. Several factors may affect the price of gold and, as a result, the value of the shares, including the following:

●	Global supply and demand, which is influenced by factors including: (1) forward selling by gold producers; (2) purchases made by gold producers to unwind gold hedge positions; (3) central bank purchases and sales; (4) production and cost levels in major gold-producing countries; and (5) new production projects;

●	Investors’ expectations regarding future inflation rates;

●	Currency exchange rate volatility;

●	Interest rate volatility; and

●	Unexpected political, economic, global or regional incidents.

Investors should be advised that there is no assurance that gold will maintain its long-term value in terms of U.S. dollar value in the future. In the event that the price of gold declines, the value of an investment in the shares is expected to decline proportionately.

The international gold market has experienced historically high trading prices in recent years. Because there can be no assurance that this historically high trading price of gold will be sustained, there could be significant decreases in the value of net assets and the Net Asset Value of the Trust.

Prices in the international gold market have reached historically high levels in recent years. The price of Physical Gold going forward and, in turn, the future value of net assets of the Trust, may be dependent upon factors that include global gold supply and demand, investors’ inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these, or other factors may lead to a decrease in gold bullion currency trading prices. In addition, the possibility of large scale distress sales of gold in times of financial crisis may negatively impact the price of gold. A decline in prices of gold would decrease the value of net assets and the Net Asset Value of the Trust.

Substantial sales of gold by central banks, governmental agencies and multi-lateral institutions could adversely affect an investment in the shares.

Central banks, other governmental agencies and multi-lateral institutions buy, sell and hold gold as part of their reserve assets. This market sector holds a significant amount of gold, some of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise available in the open market. Several central banks and multi-lateral institutions have sold portions of their gold reserves in recent years, with the result being that this sector, taken as a whole, has been a net supplier of gold to the open market. In the event that future economic, political or social conditions or pressures require members of this sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold may not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold may decline, which may adversely affect an investment in the shares.

Because the Trust invests only in gold, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust invests only in gold. As a result, the Trust’s holdings are not diversified. Accordingly, the Trust’s Net Asset Value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. The price of gold can be volatile because gold is comparatively less liquid than other commodities. Fluctuations in the price of gold are expected to have a direct impact on the value of the shares.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in shares should be considered only by persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Trust. Investors should review closely the objectives and strategy and redemption provisions of the Trust, as discussed herein and familiarize themselves with the risks associated with an investment in the Trust.

Trust shares may trade at Net Asset Value or at a price that is above or below Net Asset Value. Any discount or premium in the trading price relative to the Net Asset Value per share may widen as a result of the different trading hours of the NYSE Arca and other exchanges.

Trust shares may trade at, above or below the Net Asset Value per share. The Net Asset Value per share will fluctuate with changes in the market value of the gold owned by the Trust. The trading price of the shares will fluctuate with changes in the Net Asset Value per share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the Net Asset Value per share may be influenced by non-concurrent trading hours between the NYSE Arca and major gold markets. While the shares will trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for gold may be reduced after the close of the major world gold markets, including London. As a result, during this time, trading spreads and the resulting discount or premium on the shares may widen.

The lack of an active trading market for the shares could result in losses on your investment at the time of disposition of your shares.

Prior to the listing of the shares on the NYSE Arca, there had been no market for the shares. Although shares are listed for trading on the NYSE Arca, there can be no assurance that an active trading market for the shares will be maintained. If an active public market for the shares does not develop or continue, the market prices and liquidity of the shares may be adversely affected. If you need to sell your shares at a time when no active market for them exists, the absence of an active market will most likely adversely affect the price you receive for your shares (assuming you are able to sell them).

There may be situations where the Trust suspends redemptions of Baskets by Authorized Participants, which could affect the price of the shares. To the extent the value of gold declines, these delays may result in a decrease in the value of the gold received upon redemption by an Authorized Participant, as well as a reduction in liquidity for all investors in the secondary market.

Although shares are redeemable by Authorized Participants in exchange for the underlying amount of gold, redemptions by Authorized Participants may be suspended during any period while regular trading on the NYSE Arca is suspended or restricted, in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate gold, or for such other period as the Sponsors determine to be necessary for protection of registered owners of shares. If any of these events occurs at the time of a redemption by an Authorized Participant, and the price of gold decreases before the redemption occurs, an Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the gold received from the Trust upon the redemption of its shares, had the redemption taken place when it was originally intended to occur. As a consequence, Authorized Participants may reduce their trading in shares during periods of suspension, decreasing the number of potential buyers of shares in the secondary market and the price an investor may receive upon sale.

There may be situations where Gold Corporation suspends or rejects the exchange of shares for Physical Gold, which could affect the price of the shares. To the extent the value of gold declines, these delays may result in a decrease in the value of the Physical Gold received by an investor, as well as a reduction in liquidity for all investors in the secondary market.

The exchange of shares for Physical Gold may be suspended or rejected by Gold Corporation during any period (i) while regular trading on the NYSE Arca is suspended or restricted, (ii) in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate gold, or (iii) for such other period as Gold Corporation may deem necessary or advisable including due to the inability to transport gold or the lack of liquidity in the market. In addition, Gold Corporation shall reject the delivery of shares by an investor (1) if the number of shares delivered does not correspond to the number of shares specified in the Application provided to the investor based upon its discussion with Gold Corporation or are not delivered on the designated Share Submission Day, or (2) if the delivered shares are not accompanied by proper instructions or by an approved Application. Additionally, Gold Corporation may decline to approve an Application for any reason. The delivery of Physical Gold in exchange for shares shall be suspended in the event Gold Corporation resigns as the Custodial Sponsor or if Gold Corporation is otherwise unable or unwilling to accept applications from investors to take delivery of Physical Gold. In such a case, an investor would have no available mechanism to exchange shares for Physical Gold. If any of these events occurs at the time that an Application has been received, and the price of gold decreases before the Application is processed, an investor will sustain a loss with respect to the amount of Physical Gold that it would have been able to obtain in connection with the exchange of the investor’s shares had the exchange taken place when it was originally intended to occur. In addition, there may be a reduction in the trading of shares during periods of suspension, decreasing the number of potential buyers of shares in the secondary market and the price an investor may receive upon sale.

The withdrawal of an Authorized Participant and substantial redemptions by Authorized Participants could affect the liquidity of the shares. The liquidity of the shares also may be affected by substantial redemptions by Authorized Participants related to or independent of the withdrawal from participation of Authorized Participants.

In the event that there are substantial redemptions of shares or one or more Authorized Participants with a substantial interest in the shares withdraws from participation, the liquidity of the shares will likely decrease which could adversely affect the market price of the shares and result in an investor incurring a loss on an investment in the shares.

The price of gold may be affected by the sale of other investment vehicles, such as ETVs tracking gold markets, which could negatively affect gold prices and the price and Net Asset Value of the shares.

To the extent existing exchange traded vehicles (“ETVs”) tracking gold markets represent a significant proportion of demand for gold, large redemptions of the securities of these ETVs could negatively affect gold prices and the price and Net Asset Value of the shares.

Future governmental decisions may have significant impact on the price of gold, which may result in a significant decrease or increase in the value of the net assets and the Net Asset Value of the Trust.

Generally, gold prices reflect the supply and demand of available gold. Governmental decisions, such as the executive order issued by the President of the United States in 1933 requiring all persons in the United States to deliver gold to the Federal Reserve or the abandonment of the gold standard by the United States in 1971, have been viewed as having significant impact on the supply and demand of gold and the price of gold. Future governmental decisions may have an impact on the price of gold, and may result in a significant decrease or increase in the value of the net assets and the Net Asset Value of the Trust.

Several factors may have the effect of causing a decline in the prices of gold and a corresponding decline in the price of shares, including:

●	A significant increase in gold hedging activity by gold producers. Should there be an increase in the level of hedge activity of gold producing companies, it could cause a decline in world gold prices, adversely affecting the price of the shares.

●	A significant change in the attitude of speculators and investors towards gold. Should the speculative community take a negative view towards gold, it could cause a decline in world gold prices, negatively impacting the price of the shares.

●	A widening of interest rate differentials between the cost of money and the cost of gold could negatively affect the price of gold which, in turn, could negatively affect the price of the shares.

●	A combination of rising money interest rates and a continuation of the current low cost of borrowing gold could improve the economics of selling gold forward. This could result in an increase in hedging by gold mining companies and short selling by speculative interests, which would negatively affect the price of gold. Under such circumstances, the price of the shares would be similarly affected.

Gold owned by the Trust may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s gold could be lost, damaged or stolen. Access to the Trust’s gold could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the shares.

Although the Trust does not insure gold held by the Custodian, the Custodian’s obligations in relation to gold owned by the Trust and held in safekeeping by the Custodian are subject to the Government Guarantee in the event the Gold is lost, damaged, or stolen. The Custodian also has comprehensive insurance in place to cover the risks of holding Gold. In such instances, if the Custodian is unable to satisfy any claims against it (including through any insurance arrangements in place), the Trust will need to rely on the Government of Western Australia’s ability to satisfy the obligations of the Custodian that are subject to the Government Guarantee. There is no dollar limit or similar restriction with respect to the Trust’s ability to enforce the Government Guarantee against the Government of Western Australia. However, if the Trust’s gold is lost, damaged, stolen or destroyed under circumstances rendering the Government of Western Australia liable to the Trust under the terms of the Government Guarantee, it is possible that, in certain instances, the Government of Western Australia may not be able to satisfy the Trust’s claim, for instance if the solvency of the Government of Western Australia is inadequate after recourse to insurers and others have been exhausted. In addition, there is a risk that future legislative action could alter the terms of the Guarantee applicable to gold held by Gold Corporation. Moreover, losses due to nuclear accidents, terrorism, riots, acts of God, insurrections, strikes and similar causes beyond the control of the Custodian and for which the Custodian would not be liable may be sustained by the Trust.

Any loss of gold owned by the Trust that is not recovered will result in a corresponding loss in the Net Asset Value and it is reasonable to expect that such loss will also result in a decrease in the value at which the shares are traded on the NYSE Arca.

The value of the shares could decline if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the shares that could have a material adverse effect on an investment in the shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, a Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Trust relies on the information and technology systems of the Trustee, the Custodian, and the Sponsors, which could be adversely affected by information systems interruptions, cybersecurity attacks or other disruptions, which could affect your personal information or result in a decline in the price of the shares.

The Custodian, the Trustee and the Sponsors depend upon information technology infrastructure, including network, hardware and software systems to conduct their business as it relates to the Trust. A cybersecurity incident, or a failure to protect their computer systems, networks and information against cybersecurity threats, could result in a loss of information and adversely affect their ability to conduct their business, including their business on behalf of the Trust. Despite implementation of network and other cybersecurity measures, their security measures may not be adequate to protect against all cybersecurity threats.

In September 2018, The Perth Mint, which is operated by the Custodian, was subject to a data breach of historical data held by a third party that contained personal details belonging to a limited number of customers in an unrelated part of The Perth Mint business. Customers’ investments remained safe and secure at all times and guaranteed by the Government of Western Australia. The breach was in an area of the business unrelated to The Perth Mint’s responsibilities as the Custodian of gold and did not affect any investors in the Trust. There is no evidence that The Perth Mint’s internal systems were compromised in any way, with the breach occurring on the system of a third-party technology provider.

Any breach of the Trust’s information technology infrastructure or the information technology infrastructure of the Custodian, the Trustee or either Sponsor could compromise customer personal information or result in the halting of Trust operations, the suspension of redemptions, a loss of Trust assets, or damage to the Trust’s reputation and reduce demand for the shares, all of which could result in a reduction in the price of the shares.

Gold Corporation will deliver Physical Gold to investors in exchange for their shares in accordance with an approved Application. A delay in the delivery of Physical Gold to investors could result in losses if the price of gold declines.

Gold Corporation, for an investor as customer, shall arrange for the delivery of Physical Gold to investors in exchange for their shares. After an investor irrevocably submits shares to exchange for Physical Gold, Gold Corporation will deliver Physical Gold to the investor. Because delivery time depends on many factors, including the types of Physical Gold requested and the delivery method chosen, considerable time may elapse by the time investors receive their Physical Gold. Further, because shipments of Physical Gold may be broken down into multiple smaller shipments, it may take additional time for an investor to receive all of the requested Physical Gold. A delay in the delivery of Physical Gold to investors could result in losses if the price of gold declines.

If a U.S. investor who or that is an individual, estate or trust (each referred to in this paragraph and the next paragraph as an “individual”) sells or exchanges shares held for more than a year in a taxable exchange, any gain recognized on the sale or exchange generally will be subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains an individual recognizes.

Gains recognized by an individual from the sale of “collectibles,” which term includes gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower 20% maximum rate applicable to most other long-term capital gains recognized by individuals.

For these purposes, gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Trust) is treated as gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. investor attributable to a sale or exchange of shares held for more than one year in a taxable exchange, or attributable to the Trust’s sale of any gold that the investor is treated (through his, her or its ownership of shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

The Trust cannot make any assurances that the purchase of shares by an IRA or a Tax-Qualified Account will not constitute the acquisition of a collectible or be treated as a taxable distribution to the IRA owner or plan participant under Code section 408(m). In particular, if a redemption of shares results in the delivery of gold to an IRA or Tax-Qualified Account, it is expected that such distribution would constitute the acquisition of a collectible to the extent provided under that section. See also “Federal Income Tax Consequences.”

An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses.

As a grantor trust, investors in the Trust will be treated as if they directly received their respective pro rata share of the Trust’s income, if any, even though investors should not expect any cash distributions from the Trust. The character of this income will be determined on the basis of the particular circumstances of each investor. For example, if the Trust sells gold to generate cash to pay its fees or expenses, an investor will recognize gain or loss depending on the particular circumstances of such investor. In addition, the transfer of gold to a Sponsor as payment of the fee to a Sponsor and/or reimbursement of the Trust’s expenses and/or liabilities will be treated as a taxable exchange of the gold by the Trust, and thus will also constitute a taxable event for investors. For further discussion and special rules that may affect non-U.S. Investors, see “Federal Income Tax Consequences” below.

If an investor delivers shares in an exchange with the Gold Corporation for Physical Gold, the investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets, which is Physical Gold.

If an investor delivers some or all of its shares in an exchange with the Gold Corporation for gold that contains the equivalent metallic content (including coins, cast bars and minted bars of the same fineness and purity) as the gold held by the Trust, such exchange is not expected to be a taxable event for the investor. However, investors should be aware that neither U.S. federal income tax law nor administrative guidance specifically address the tax consequences of an exchange of shares of a grantor trust such as the Trust, for Physical Gold not held by the Trust. Although the Trust expects that an exchange of Trust shares for Physical Gold from the Gold Corporation’s own account is not a taxable exchange, investors should consult their own tax advisors as to the specific tax consequences in their particular circumstances.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the shares closely linked to the price of gold may not exist and, as a result, the price of the shares may fall.

If the processes of creation and redemption of shares by Authorized Participants (which depend on timely transfers of gold to and by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the shares and the price of the underlying gold may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of the shares may decline and the price of the shares may fluctuate independently of the price of gold and may fall.

If an investor requests that Physical Gold be delivered to a destination that is outside the “chain of integrity,” the Physical Gold may need to be re-assayed, which could result in additional costs for the investor and potential delays in assaying the Physical Gold.

London Bars are generally accepted by institutional gold dealers without assaying because such London Bars are produced according to strict LBMA specifications and regularly audited to ensure that specifications meet those stated. When traded exclusively among certain institutional gold dealers, London Bars are considered to remain within the “chain of integrity.” By remaining in the chain of integrity, London Bars have historically been available at the lowest transaction costs of any gold bullion because assay costs are minimized. However, a London Bar that leaves the chain of integrity may need to be re-assayed. In addition to the costs associated with assaying, there may be significant delays in assaying gold, especially during times when gold may be in high demand, due to potential backlogs.

If, upon exchanging shares for Physical Gold, an investor requests that the Physical Gold be delivered from Gold Corporation to another bank or a vault in the business of holding Physical Gold for institutional investors, the Physical Gold may continue to be accepted for trading without being re-assayed while in the custody of that institution.

If an investor instructs that London Bars be delivered to a destination other than an institutional gold dealer, the London Bars delivered to the investor may no longer be deemed part of the chain of integrity. This may make a future sale of such gold more difficult and expensive. In addition, the value of any London Bars that have left the chain of integrity are likely to be at a discount from the spot price of gold.

Physical gold other than London Bars also may need to be re-assayed should they leave Gold Corporation. For example, 1 (one) and 10 (ten) ounce bars may be accepted by some dealers without re-assaying should the bars appear in excellent condition and/or remain in the mint’s original packaging. However, investors should be aware that dealers may charge a fee to re-assay any bar for any reason.

Investors do not have the rights normally associated with ownership of shares of other types of investment vehicles. For example, investors have extremely limited voting rights in comparison to those of shareholders in traditional operating companies.

The Trust is a passive investment vehicle with no management and no board of directors. Thus, the shares are not entitled to the same rights as shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring shares, you are not acquiring the right to elect directors, to vote on certain matters regarding the issuer of your shares or to take other actions normally associated with the ownership of shares, such as the right to bring “oppression” or “derivative” actions. Moreover, the Trustee and Sponsors may impose or increase any fees or charges applicable to the shares without a vote of the investors, subject to the provision of any required notice under the Trust Agreement. You will only have the extremely limited rights described under “Description of the Shares.”

By the acceptance of a share of the Trust, each investor consents to New York jurisdiction and waives any claim that a New York court is an inconvenient venue or is otherwise inappropriate.

Each investor, by the acceptance of a share of the Trust, consents to the non-exclusive jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. By consenting to New York jurisdiction an investor waives any claim that a New York court is an inconvenient venue or is otherwise inappropriate. As such, an investor could be required to litigate a matter relating to the Trust in a New York court, even if that court may otherwise be inconvenient for the investor.

Investors will not have the protections normally associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company under the 1940 Act and is not required to register thereunder. Consequently, investors do not have the regulatory protections provided to investors in investment companies including oversight by an independent board of directors, bans on self-dealing, and the requirement that fund assets be held separately from the assets of a fund’s adviser, among others. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and neither the Sponsors nor the Trustee are subject to regulation by the CFTC as commodity pool operators, or commodity trading advisors, in connection with the shares. Therefore, investors will not have the regulatory protections provided to investors in instruments or commodity pools regulated by the Commodity Exchange Act.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to investors.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to investors, such as when gold prices are lower than the gold prices at the time when investors purchased their shares. In such a case, the Trust’s gold may be sold as part of the Trust’s liquidation and the resulting proceeds distributed to investors will be less than if gold prices were higher at the time of the sale.

Although the relationship between the Custodian and the Trustee concerning the custody of the Trust’s gold is expressly governed by U.K. law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply U.S. law, in which case the ability of the Trust to seek legal redress against the Custodian may be frustrated.

The obligations of the Custodian under the Custody Agreement are governed by U.K. law. The Trust is a New York common law trust. Any United States, New York or other court situated in the United States may have difficulty interpreting U.K. law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LBMA rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue the Custodian in a United States, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

Investors and Authorized Participants lack the right under the Custody Agreement to assert claims directly against the Custodian, which significantly limits their options for recourse.

Neither the investors nor any Authorized Participant will have a right under the Custody Agreement to assert a claim of the Trustee against the Custodian. Claims under the Custody Agreement may only be asserted by the Trustee on behalf of the Trust.

The Trust relies on the Custodian for the safekeeping of essentially all of the Trust’s gold. As a result, failure by the Custodian to exercise due care in the safekeeping of the Trust’s gold could result in a loss to the Trust.

The Trust will be reliant on the Custodian for the safekeeping of essentially all of the Trust’s gold. The Trustee is not liable for the acts or omissions of the Custodian. The Trustee has no obligation to monitor the activities of the Custodian other than to receive and review reports prepared by the Custodian pursuant to the Custody Agreement. In addition, the ability of the Administrative Sponsor to monitor the performance of the Custodian may be limited because under the Custody Agreement the Trustee and the Administrative Sponsor and any accountants or other inspectors selected by the Administrative Sponsor have only limited rights to visit the premises of the Custodian for the purpose of examining the Trust’s gold and certain related records maintained by the Custodian. As a result of the above, any failure by the Custodian to exercise due care in the safekeeping of the Trust’s gold may not be detectable or controllable by the Trustee and could result in a loss to the Trust. However, the Trust would have the ability to file a claim to recover any such loss from the government of Western Australia under the terms of the Government Guarantee.

If the Custodian becomes insolvent, the Trust would be an unsecured creditor, and the Custodian’s assets, and the assets of the Government of Western Australia under the Government Guarantee, may not be adequate to satisfy a claim by the Trust or any Authorized Participant.

In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of gold held in their respective unallocated gold accounts. Although gold held by the Custodian for the benefit of the Trust, and all moneys payable by the Custodian, is subject to the Government Guarantee, and there is no dollar limit or similar restriction with respect to the Trust’s ability to enforce the Government Guarantee against the Government of Western Australia, there is also a risk that, in certain instances, the Government of Western Australia may not be able to satisfy the Government Guarantee, for instance if the solvency of the Government of Western Australia is inadequate after recourse to insurers and others have been exhausted.

In issuing Baskets, the Trustee will rely on certain information received from the Custodian that is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of gold that is more or less than the amount of gold required to be deposited with the Trust.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee will rely on information reporting the amount of gold credited to the Trust’s accounts that it receives from the Custodian during the business day and that is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of gold actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

The amount of gold represented by each share will decrease when the Custodial Sponsor Fee is paid in gold and when the Trustee sells the Trust’s gold to pay Trust expenses (in the unlikely event that Trust expenses are paid by the Trust directly). Without increases in the price of gold sufficient to compensate for that decrease, the price of the shares will also decline and you will lose money on your investment in shares.

Although the Custodial Sponsor has agreed to assume organizational, ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses will be assumed by the Custodial Sponsor. For example, most taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Custodial Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Custodial Sponsor has agreed to pay routine legal fees and expenses of the Trust.

The Custodial Sponsor intends to accept gold for the Custodial Sponsor Fee and reimbursement of expenses not assumed by the Custodial Sponsor. However, the Trust may be subject to certain other liabilities (for example, as a result of litigation) that have not been assumed by a Sponsor. The Trust will sell gold to pay those expenses, unless a Sponsor agrees to pay such expenses out of its own pocket and receive reimbursement from the Trust.

To the extent the Trust pays the Custodial Sponsor Fee in gold or sells gold to cover expenses or liabilities, the amount of gold represented by each share will decrease. New deposits of gold, received in exchange for new shares issued by the Trust, would not reverse this trend. A decrease in the amount of gold represented by each share results in a decrease in the price of a share even if the price of gold has not changed. To retain the share’s original price, the price of gold would have to increase. Without that increase, the lesser amount of gold represented by the share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of gold represented by each share, you will sustain losses on your investment in shares. For example, assuming the Trust has not incurred fees or expenses in excess of the amount the Custodial Sponsor has agreed to bear and the shares trade at the same price as the Trust’s Net Asset Value, the price of the gold represented by your shares would need to increase by the amount of the Custodial Sponsor Fee between the date of your purchase and one year later so that your shares would have the same value on both dates, not including any transaction costs you may incur to purchase your shares. The Custodial Sponsor Fee is currently 0.18% of the Net Asset Value of the Trust. As such, the value of the gold represented by a share would need to increase by at least 0.18% at the end of the first year to equal the share’s initial selling price.

The value of the shares will be adversely affected if the Trust is required to indemnify the Sponsors, the Trustee or the Custodian as contemplated in the Trust Agreement and the Custody Agreement.

Under the Trust Agreement, each of the Sponsors and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith, willful misconduct or willful malfeasance on its part or reckless disregard of its obligations under the Trust Agreement. Similarly, the Custody Agreement provides for indemnification of the Custodian by the Trust under certain circumstances. That means that it may be necessary to sell assets of the Trust to cover losses or liability suffered by a Sponsor, the Trustee or the Custodian. Any sale of that kind would reduce the Net Asset Value of the Trust and the value of the shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of gold deposits. Such deposits are held by the Custodian on behalf of the Trust until (1) distributed to Authorized Participants in connection with redemptions of Baskets, (2) transferred to pay the Custodial Sponsor Fee or (3) sold to pay Trust expenses and liabilities not assumed by the Custodial Sponsor. See “Description of the Trust—Trust Expenses.”

THE GOLD INDUSTRY

Gold Supply and Demand

Two unique qualities of gold set it apart from other commodities: (i) gold (whether coin, jewelry or bullion) can be stored in a vault at low cost and not deteriorate; and (ii) gold can be used as a store of value. From its original use in jewelry and decorative arts to its later role as a standard trading medium and storage of value, gold has been instrumental in the historical development of the world’s economies and exchange systems. Today, gold remains a key component of many countries’ official reserves and has retained its importance within jewelry making. Along with its aesthetic attributes and scarcity, gold exhibits desirable physical characteristics as a trading medium: great malleability and durability. Gold is an easy metal to work with—it is often discovered in a virtually pure and workable state, making it easy to be melted, processed, and formed into standardized shapes. As a unit of value, gold therefore displays high levels of portability and measurability. Moreover, as compared to other perishable commodities that have historically been used as mediums of exchange (i.e., cattle, furs and tobacco), gold is much more durable; in addition to its malleability, gold is resistant to corrosion and tarnish, allowing gold to retain an intrinsically stable value. The table below summarizes the world gold supply and demand from 2013-2017 and is based on information reported in Gold Focus 2018.

Tonnes	2013	2014	2015	2016	2017
SUPPLY
Mine Production	3,075	3,150	3,216	3,275	3,292
Old Scrap	1,255	1,194	1,129	1,291	1,167
Net Hedging Supply	—	105	13	33	—
Total Supply	4,330	4,448	4,358	4,599	4,458
DEMAND
Jewellery Fabrication	2,749	2,526	2,460	1,999	2,143
Industrial Demand	350	349	332	323	333
Net Physical Investment	1,717	1,058	1,072	1,063	1,035
Net Hedging Demand	25	—	—	—	26
Net Central Bank Buying	646	584	577	390	374
Total Demand	5,487	4,517	4,440	3,775	3,911
Market Balance	(1,157)	(68)	(83)	824	548
Net Investment in ETPs	(912)	(184)	(125)	547	203
Market Balance less ETPs	(245)	116	42	277	345
Gold Price (US$/oz, London)	1,411	1,266	1,160	1,251	1,257

Source: Gold Focus 2018

Totals may not add due to independent rounding. Net producer hedging is the change in the physical market impact of mining companies’ gold loans, forwards and options positions.

According to the data above, gold supply averaged 4,439 tonnes (t) per year between 2013 and 2017. The largest portion of gold supplied to the market is from mine production, which averaged approximately 3,202t per year from 2013 through 2017. The second largest source of annual gold supply is recycling gold, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold. Recycled gold averaged approximately 1,207t annually between 2013 through 2017.

According to the data above, gold demand averaged 4,426t per year between 2013 and 2017. Gold demand generally comes from four sources: jewelry, industry (including medical applications), investment and the official sector (including central banks and supranational organizations). The largest source of demand comes from jewelry fabrication, which accounted for approximately 54% of the identifiable demand from 2013 through 2017 followed by net physical investment, which represents identifiable investment demand, which accounted for approximately 27%.

Central bank purchases averaged 514t during the same period. The prominence given by market commentators to this activity coupled with the total amount of gold held by the official sector has resulted in this area being one of the more visible shifts in the gold market.

Historical Price of Gold

The price of gold is volatile and its fluctuations are expected to have a direct impact on the value of the Trust’s price per share. However, movements in the price of gold in the past, and any past or present trends, are not a reliable indicator of future movements.

Movements in the price of gold may be influenced by various factors, including economic concerns, announcements from central banks regarding a country’s reserve gold holdings, fluctuations in the value of the U.S. dollar and global political uncertainty.

The following chart illustrates the changes in the price of gold in U.S. dollars per ounce over the period from June 1992 through December 2018. The price of gold in the chart is based on the London AM Gold Fix and the LBMA Gold Price AM. The LBMA Gold Price replaced the previously established London Gold Fix on March 20, 2015.

Source: LBMA

Allocated and Unallocated Gold

Allocated gold is stored in a vault under a custody arrangement, and the individual bars are the property of the owner. An allocated gold account is evidence that uniquely identifiable gold has been “allocated” to the customer and is segregated from other metal held in the custodian’s vault. When held in this fashion, a customer has an indefeasible title to the gold held in the allocated account. An allocated account should not entail any credit risk exposure to a custodian.

Unallocated gold is also held with a custodian. However, unlike gold held in an allocated account, gold in an unallocated account does not entitle the customer to a particular gold bar and the customer’s holding is not segregated from that of other customers or the custodian. Instead, the books and records of the custodian record that the customer is entitled to a specific number of ounces of fine gold. As the gold is not segregated, the customer may have a credit risk exposure to the custodian.

Allocated and unallocated gold held by the Custodian for the benefit of the Trust is held by the Custodian and covered by the Government Guarantee, which provides that the payment of the cash equivalent of gold due, payable and deliverable by the Custodian under the Act and all moneys due and payable by the Custodian is guaranteed by the Treasurer of Western Australia, in the name and on behalf of the State of Western Australia. The Government Guarantee will apply to the Trust’s allocated and unallocated gold for so long as the Custodian (or a Sub-Custodian acting on the Custodian’s behalf) holds such gold for the benefit of the Trust. In the event that gold held by the Trust is lost, damaged, or stolen and the Custodian needs to rely on the Government Guarantee to satisfy its obligations with respect to the Trust, the Custodian will purchase on the open market the required amount of gold needed to meet its obligations, which amount shall be determined by the Custodian pursuant to the terms of the Trust Agreement. The Custodian will then request funds from the Government of Western Australia to pay for the purchase (in other words, request the “cash equivalent” of gold due). In this way cash is converted into gold so that the Custodian can meet its legal delivery obligations with respect to the Trust.

Operation of the Gold Bullion Market

The global trade in gold consists of over-the-counter, or OTC, transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

Global Over-the-Counter Market for Gold

The OTC market trades on a continuous basis and accounts for most global gold trading. Market makers and participants in the OTC market trade with each other and their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in a specific transaction. The three products relevant to the LBMA are spot (S) contracts, forward (F) contracts and options (O) contracts. A “spot contract” is a contract to buy or sell gold typically on or before two Business Days following the date of the execution of the contract. A “forward contract” is an agreement to buy or sell gold at a future date beyond the spot date at a price set at the time of the contract. An “option contract” is an agreement that conveys to the purchaser the right, but not the obligation, to buy or sell a quantity of gold at a predetermined rate during a period or at a time in the future. There are thirteen LBMA Market Makers who provide the service in one, two or all three products. Of the thirteen LBMA Market Makers, there are five Full Market Makers and eight Market Makers. The five Full Market Makers quoting prices in all three products are: Citibank N A, Goldman Sachs, HSBC Bank, JP Morgan Chase Bank and UBS. The eight LBMA Market Makers who provide two-way pricing in either one or two products are: ICBC Standard Bank (S), Merrill Lynch International (S, O), Morgan Stanley & Co International (S, O), Societe Generale (S), Standard Chartered Bank (S, O), Bank of Nova Scotia -ScotiaMocatta (S, F), Toronto-Dominion Bank (F) and BNP Paribas SA (F).

The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet their clients’ requirements. The OTC market has no formal structure and no open-outcry meeting place.

The main centers of the OTC market are London, New York and Zurich. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA.

In the OTC market, the standard size of gold trades ranges between 5,000 and 10,000 ounces. Bid-offer spreads are typically $0.50 per ounce. Transaction costs in the OTC market are negotiable between the parties and therefore vary widely, with some dealers willing to offer clients competitive prices for larger volumes, although this will vary according to the dealer, the client and market conditions. Cost indicators can be obtained from various information service providers, as well as dealers.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads—the difference between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the gold market generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York and other centers coincides with futures and options trading on the New York Commodities Exchange (an affiliate of the Chicago Mercantile Exchange, Inc.).

The London Bullion Market Association (LBMA)

The LBMA is a trade association that, among other duties, maintains and publishes “Good Delivery” lists that establish a set of criteria that a refiner and its gold must satisfy before being accepted for trading. Although the market for Physical Gold is distributed globally, most over-the-counter market trades are cleared through London. The LBMA coordinates the market for gold and acts as the principal point of contact between the market and its regulators.

A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold as well as the specifications to which a bar/ingot must adhere. The LBMA also coordinates market clearing and vaulting, and promotes good trading practices.

“Good Delivery” is a list of specifications a bar or ingot must meet to trade on the London gold markets. The standards for gold bars meeting the “London Good Delivery Lists” are published in LBMA’s “The Good Delivery Rules for Gold and Silver Bars.”

Gold is usually traded on the London market on a loco London basis. This means the gold is physically held in vaults in London or is transferred into accounts established in London. Payment upon settlement and delivery of a loco London spot trade is usually in US dollars, two business days after the trade date. Delivery of the gold is either by physical delivery or through the LBMA clearing system to an unallocated account.

Gold Trading Unit

The trading unit for gold is one fine troy ounce (“fine” meaning metal, that is, the actual gold content based on 100 percent purity). The conversion factors between troy ounces and metric used by the LBMA are: one troy ounce equals 31.1034768 grams and one kilogram equals 32.1507465 troy ounces.

LBMA Price Auctions

The London market provides a metal pricing service whereby the “LBMA Gold price” is intended to represent the matching of orders from customers throughout the world. The LBMA Gold price auction takes place twice daily by ICE Benchmark Administration (IBA) at 10:30 and 15:00 London time with the price set in US dollars per fine troy ounce. Under licensing arrangements introduced by the IBA the price is displayed on the LBMA’s website with a 30-minute delay.

Futures Exchanges

Although the Trust does not invest in gold futures, information about the gold futures market is relevant as such markets are a source of liquidity for the overall market for gold and impact the price of gold.

The major futures and options exchanges include the New York Commodities Exchange, the Multi Commodity Exchange of India, the Tokyo Commodities Exchange, and the Shanghai Futures Exchange. Other leading exchanges for gold derivatives trading include NYSE Liffe and Dubai Gold & Commodities Exchange. Gold futures and options are traded on these exchanges in standardized transaction sizes and delivery dates. Only a small portion of the gold futures market turnover is typically physically delivered.

Over recent years China has become an important source of gold demand and its futures markets have grown. Gold futures contracts are traded on the Shanghai Futures Exchange and the Shanghai Gold Exchange.

THE PERTH MINT

Gold Corporation, the Trust’s Custodial Sponsor and Custodian, was empowered to take over the operations of The Perth Mint to mint and market gold, silver and platinum Australian legal tender coinage to investors and collectors worldwide.

For over a century, The Perth Mint has produced high purity gold and silver bullion and minted fine coins and bullion bars. The Perth Mint is owned by the Western Australian Government and operated by Gold Corporation (a Western Australian statutory body corporate). The Perth Mint provides precious metal investment and storage solutions to more than 30,000 investors in over 130 countries and is a trusted supplier and trader of precious metal investment products to some of the world’s leading companies.

The Perth Mint is much more than a traditional mint. As a vertically integrated precious metals business, it offers its services throughout the entire precious metals value chain. The Perth Mint’s breadth of services and global reach means it can develop and nurture markets for precious metals. With a reputation built on more than a century of refining and minting excellence, the mark of The Perth Mint stands as a seal of quality and assurance.

The Perth Mint Facts:

●	100% owned by the Western Australian Government and operating under a legislated Western Australian government guarantee contained within the Gold Corporation Act. There is no dollar limit or similar restriction with respect to the Trust’s ability to enforce the guarantee against the Government of Western Australia.

●	The only LBMA accredited gold and silver refinery in Australia.

●	The Perth Mint’s investment bars are internationally acceptable and tradeable, with The Perth Mint being one of only a few global refiners accredited by all five of the world’s major gold exchanges.

●	Australia is the world’s second largest producer of newly mined gold (approximately 295 tonnes per annum) and is the world’s largest exporter of newly-mined gold. The Perth Mint refined approximately 95% of Australia’s gold production in fiscal year 2016, a total of approximately 275 tonnes of gold.

●	Operates the largest refinery by volume and the largest bullion vault in the southern hemisphere.

●	Licensed to produce legal tender coins (16.22 million coins, medallions and minted bars sold in 2015-16).

●	The Perth Mint’s well-established Western Australian Government guaranteed Depository provides precious metals storage services to central banks, pension funds, corporate and private clients located throughout the world.

●	The Perth Mint’s legal tender coins, medallions and minted bars are recognized for their quality and design.

●	The Perth Mint offers a variety of gold products. Current examples of products available from The Perth Mint include London bars, 1 oz. Australian bars, 1 oz. Australian Kangaroos and 1 kg 99.99% bars.

BUSINESS OF THE TRUST

The activities of the Trust are limited to: (1) issuing Baskets in exchange for the gold deposited by Authorized Participants with the Custodian for safekeeping; (2) delivering gold in exchange for Baskets surrendered by Authorized Participants for redemption; (3) transferring gold to the Custodial Sponsor to pay the Custodial Sponsor Fee and reimburse the Custodial Sponsor for expenses that the Custodial Sponsor has paid on the Trust’s behalf; and (4) selling gold as needed to pay Trust expenses not assumed by the Custodial Sponsor.

Trust Objectives

The Trust’s primary objective is to provide investors with an opportunity to invest in gold through its shares, and have the gold securely stored by Gold Corporation, who serves as the Custodial Sponsor and Custodian. Another objective of the Trust is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. Each share represents a fractional undivided beneficial interest in the Trust’s net assets. An investment in Physical Gold may require expensive and sometimes complicated arrangements in connection with the transportation, storing and insurance of the gold. The Trust provides investors with a convenient and cost efficient way to buy and hold gold through an exchange traded security. Further, Gold Corporation separately provides an option to take delivery of Physical Gold. Although owning shares will not be the exact equivalent of an investment in gold, such shares provide investors with an alternative that allows a level of participation in the gold market through the securities market.

The Trust’s Structure

To meet its investment objectives and provide investors with an opportunity to invest in gold through the shares and to permit Authorized Participants to take delivery of Physical Gold in exchange for their shares, the Sponsors have structured the Trust as follows:

Maintaining Allocated Gold. The Trust holds its Physical Gold in allocated form in the Trust Allocated Metal Account with the Custodian. The Trust Allocated Metal Account will be used to hold Physical Gold deposited with the Trust. The Physical Gold is held in a segregated fashion in the name of the Trust, not commingled with other depositor funds or assets. The Trust has full title to the gold with the Custodian holding it on the Trust’s behalf. Each investor owns a pro-rata share of the Trust, and as such holds pro-rata ownership of the Trust assets, corresponding to the number of shares held. Trust holdings are identified and published on the Trust’s website showing the unique bar number, gross weight, the assay or fineness of each bar and its fine weight or debits to the holding will be effected by physical movements of bars to or from the Trust’s physical holding. The Trust’s gold holdings are subject to periodic audits.

Minimizing the Use of Unallocated Gold. The Trust will need unallocated gold to facilitate transactions with Authorized Participants and to pay Trust expenses not assumed by the Custodial Sponsor, if any. The Custodian only will accept a delivery of gold in exchange for a Basket if it believes it can promptly convert the gold to allocated gold. The Custodian allocates, or causes to allocate, ownership of gold to the credit of the Trust Allocated Metal Account such that no amount of gold remains to the benefit of the Trust Unallocated Metal Account at the Custodian’s close of business on each Business Day. In the event that the Custodian is unable to fully effect such allocation by such time due to reasons outside of its or its Sub-Custodian’s control, the Custodian will use reasonable efforts to cause such allocation as soon as possible. In order to ensure that all gold deposited into the Trust is fully allocated into Physical Gold, the Trust may from time to time borrow no more than 430 fine ounces from the Custodian pursuant to the terms of the Custody Agreement. Additionally, to the extent that the Custodian is permitted to substitute other Physical Gold for Physical Gold held in the Trust Allocated Metal Account pursuant to the Custody Agreement and such substitution results in the total number of Fine Ounces of Physical Gold held in the Trust Allocated Metal Account exceeding the total number of Fine Ounces of Physical Gold held in the Trust Allocated Metal Account immediately prior to such substitution, the Trust may borrow an amount of Fine Ounces equal to the amount of the excess number of Fine Ounces resulting from such substitution, with such borrowed amount of Fine Ounces to be recorded as a corresponding amount due to the Custodian in the Trust Unallocated Metal Account, in accordance with the Custody Agreement.

Minimizing Cash Holdings. The Trust is committed to minimizing the use of cash, keeping essentially all assets of the Trust in gold. To achieve this, the Custodial Sponsor is paid a fee in gold rather than cash and has agreed to assume certain of the Trust’s ordinary expenses. The Trust will not normally hold cash, or any other assets besides gold.

Government Guarantee. The Government Guarantee applies to all gold held by the Custodian or a Sub-Custodian, whether in the Trust Allocated Metal Account, the Trust Unallocated Metal Account, the GC Metal Account or in a Customer Account, for the benefit of the Trust or an investor who is Gold Corporation’s direct customer.

Transactions with Authorized Participants. By allowing Authorized Participants to directly issue and redeem Baskets with the Trust, Authorized Participants may be able to take advantage of price discrepancies between the Trust’s underlying gold holdings and the value of the shares. As a result of this incentive provided to Authorized Participants, the value of the shares may reflect the performance of the price of gold.

Easily Accessible and Relatively Cost Efficient. The shares offer an investment that is easily accessible and relatively cost efficient. Investors can access the gold market through a traditional brokerage account. The Sponsors believe that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use gold by using the shares instead of using the traditional means of purchasing, trading and holding gold. Transaction costs related to the shares may also be lower than those associated with the purchase, storage and insurance of Physical Gold.

Exchange Traded and Transparent. The shares trade on the NYSE Arca under the symbol “AAAU,” and will provide investors with an efficient means to implement various investment strategies. The Trust does not hold or employ any derivatives and the shares are backed by the assets of the Trust. Furthermore, the value of the Trust’s holdings are reported on the Trust’s website daily.

Minimal Credit Risk. The shares represent an interest in Physical Gold owned by the Trust and held in physical custody at the Custodian. Physical gold of the Trust is not subject to borrowing arrangements with third parties. Other than the gold temporarily being held in unallocated form to facilitate the redemptions by Authorized Participants, the exchange of gold for different specifications and the payment of Trust expenses not assumed by the Custodial Sponsor, if any, the Trust’s gold is not subject to counterparty or credit risks. The gold is held in the form of Physical Gold, which is allocated to the Trust Allocated Metal Account and held in the Trust’s name by the Custodian. This contrasts with other financial products that gain exposure to gold through the use of derivatives or hold unallocated gold that may be subject to counterparty and credit risks. Any gold held in an unallocated form by the Trust is covered by the Government Guarantee.

Secondary Market Trading

The shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher relative to their Net Asset Value per share. The amount of the discount or premium in the trading price relative to the Net Asset Value per share may be influenced by non-concurrent trading hours between the NYSE Arca and the COMEX, London and Zurich. While the shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the global gold market may be reduced after the close of the major world gold markets, including London, Zurich and COMEX, usually at 1:30 p.m. New York time. As a result, during this time, trading spreads and the resulting premium or discount on the shares may widen.

Legal Proceedings

The Trust is not aware of any existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS

The Trust issues and redeems Baskets only to Authorized Participants. The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of gold represented by the Baskets being created or redeemed, the amount of which will be based on the combined Fine Ounces represented by the number of shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Orders to create and redeem Baskets may be placed only by Authorized Participants. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the gold required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Administrative Sponsor, without the consent of any investor or Authorized Participant. A transaction fee of $500 will be assessed on all creation and redemption transactions and paid to the Trustee. Multiple Baskets may be created on the same day, provided each Basket meets the requirements described below.

Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either a Sponsor or the Trust, and no such person has any obligation or responsibility to a Sponsor or the Trust to effect any sale or resale of shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have an agreement with the Custodian establishing an unallocated gold account directly with the Custodian or have an existing unallocated gold account with another LBMA-member custodian identified by the Authorized Participant to the Custodian and the Trustee. Gold held in Authorized Participants’ unallocated accounts is typically not segregated from the custodian’s assets. As a result, an Authorized Participant establishing an unallocated account will have no proprietary interest in any specific bars of gold held by the applicable custodian. Credits to such an unallocated account are therefore at risk of such custodian’s insolvency, provided, however, that Gold held in an unallocated account with Gold Corporation as the Custodian is subject to the Government Guarantee.

Certain Authorized Participants are expected to have the ability to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (Exchange Act), and regulated by FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this Prospectus, Virtu Financial BD, LLC has signed an Authorized Participant Agreement with the Administrative Sponsor and the Trustee and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Administrative Sponsor or the Trustee to obtain the contact information for the Authorized Participants.

Gold is delivered to the Trust and distributed by the Trust through credits and debits between Authorized Participants’ accounts, the GC Metal Account, the Trust Unallocated Metal Account and the Trust Allocated Metal Account. When the Trustee requests creation of a basket at an Authorized Participant’s request, the Authorized Participant will then transfer gold to the Authorized Participant’s unallocated metal account, if maintained with Gold Corporation, or if maintained with a LBMA gold clearing bank, to the GC Metal Account. On the same business day, the Custodian will transfer the gold from the Authorized Participant account with Gold Corporation or the GC Metal Account, as applicable, to the Trust Unallocated Metal Account and then allocate the gold to the Trust Allocated Metal Account where it will be stored for safekeeping. Once gold has been accepted by the Custodian, the Custodian bears the risk of loss. Once gold has been released by the Custodian for delivery to an Authorized Participant, the Authorized Participant bears the risk of loss.

All gold represented by a credit to any Authorized Participant’s unallocated account represents a right to receive Fine Ounces of gold. London Bars must conform to London Good Delivery Standards.

Under the Authorized Participant Agreement, the Administrative Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures – Authorized Participants

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day: (1) when the NYSE Arca is closed for regular trading; or (2) if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom, Western Australia or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom, Western Australia or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom, Western Australia or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day. Purchase orders must be placed prior to the Order Cutoff Time on any business day. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit gold with the Trust, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant also must have wired to the Trustee the amount of the applicable transaction fees and expenses due for the purchase order, including the Trustee’s fee and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of gold and the issuance and delivery of shares.

Determination of Required Deposits

The Trustee shall determine the Basket Gold Amount for each Business Day, and each such determination thereof and the Trustee’s resolution of questions concerning the composition of the Basket Gold Amount shall be final and binding on all persons interested in the Trust. The initial Basket Gold Amount is 500 Fine Ounces of gold. After the initial deposit of gold into the Trust, the Basket Gold Amount for each Business Day shall be an amount of gold equal to:

(a) minus (b) .

(c) divided by (d)

Where:

(a) = the total number of Fine Ounces of gold held in the Trust as of the opening of business on such Business Day

(b) = the number of Fine Ounces of gold equal in value to the Trust’s unpaid expense accrual as of the opening of business on such Business Day

(c) = the total number of Shares outstanding as of the opening of business on such Business Day

(d) = 50,000 (or other number of Shares in a Basket for such Business Day)

Fractions of a Fine Ounce of gold included in the Basket gold Amount smaller than 0.001 Fine Ounces shall be disregarded. The Custodial Sponsor shall publish, or shall designate the Administrative Sponsor or other persons to publish, for each Business Day, the Basket Gold Amount.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for crediting its account, if held at the Custodian, with the required gold deposit amount and, if the Authorized Participant does not maintain its account with the Custodian, causing the required gold deposit to be transferred to the Custodian, by 8:00 a.m. London time on the second business day following the purchase order date. No shares are issued unless and until the Custodian has informed the Trustee that it has credited to the Trust the corresponding amount of gold. Upon transfer of the gold deposit amount to the Trust, the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of gold, until such gold has been received by the Custodian on behalf of the Trust, shall be borne solely by the Authorized Participant.

Rejection of purchase orders

The Trustee may, and upon direction of a Sponsor shall, reject a gold deposit at any time (i) when the Trustee’s transfer books are closed, (ii) if the Custodian has informed the Trustee and the Administrative Sponsor that it is unable to allocate gold to the Trust Allocated Metal Account, or (iii) if any such action is deemed necessary or advisable by the Custodial Sponsor, for any reason in its sole discretion at any time or from time to time, but only after consulting with the Administrative Sponsor. Neither the Trustee nor a Sponsor will be liable for the rejection of any purchase order or gold deposit.

Redemption Procedures – Authorized Participants

The procedures by which an Authorized Participant can redeem one or more Baskets mirrors the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed prior to the Order Cutoff Time on each business day the NYSE Arca is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow only Authorized Participants to redeem Baskets. An investor may not redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust no later than the second business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the redemption order.

The redemption distribution from the Trust consists of a credit to the redeeming Authorized Participant’s account representing the amount of the gold held by the Trust evidenced by the shares being redeemed as of the date of the redemption order. Fractions of a Fine Ounce included in the redemption distribution smaller than 0.001 of a Fine Ounce are disregarded. A redeeming Authorized Participant is responsible for any applicable tax, fees or other governmental charge that may be due, as well as any charges or fees in connection with the transfer of gold and the issuance and delivery of shares, and any expense associated with the delivery of gold other than by credit to an Authorized Participant’s unallocated account with the Custodian or another LBMA-member clearing bank.

Delivery of redemption distribution

The redemption distribution due from the Trust is delivered to the Authorized Participant on the third business day following the redemption order date if, by 9:00 a.m. New York time on the second business day following the redemption order date, the Trustee’s DTC account has been credited with the Baskets to be redeemed.

The Custodian will arrange for the redemption amount in gold to be transferred from the Trust Allocated Metal Account to the Trust Unallocated Metal Account, and, ultimately, to the redeeming Authorized Participant’s account. With respect to a redemption order provided in the ordinary course, the Custodian shall deliver unallocated gold to the account indicated by the redeeming Authorized Participant in its redemption order on the third business day following the order date, unless a different business day is expressly agreed to by the parties at the time of the transaction.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will when directed by the Custodial Sponsor, suspend the right of redemption, or postpone the redemption settlement date or reject a particular redemption order (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of gold is not reasonably practicable, or (3) for such other period as the Sponsors determine to be necessary for protection of registered owners of shares. Neither a Sponsor nor the Trustee will be liable to any person or in any way for any loss or damages that may result from any such suspension, postponement or rejection.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Trustee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsors.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the creation or redemption of Baskets and delivery and receipt of gold pursuant thereto regardless of whether such tax or charge is imposed directly on the Authorized Participant. By placing a purchase order or redemption order, an Authorized Participant agrees to indemnify the Sponsors, the Trustee and the Trust if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

TAKING DELIVERY OF PHYSICAL GOLD

In exchange for its shares, an investor is entitled to receive from Gold Corporation an amount of Physical Gold in return for such shares on the day on which the investor’s broker-dealer submits his or her shares to Gold Corporation in exchange for Physical Gold. The number of shares to be delivered by an investor and the corresponding amount of Physical Gold received for such shares shall be specified by Gold Corporation from time to time and notified by Gold Corporation to the investor in an Application. None of the Trustee, the Administrative Sponsor or the Trust are involved in the exchange of an investor’s shares for Physical Gold.

Application

Investors interested in taking delivery of Physical Gold in exchange for their shares in the Trust must first contact Gold Corporation to discuss the types of Physical Gold, availability dates, product premiums, delivery fees, and suitable delivery locations and methods.

To proceed, an investor must provide Gold Corporation with sufficient details to enable Gold Corporation to identify the investor as a person owning a beneficial interest in any shares of the Trust and to establish a Customer Account for the investor with Gold Corporation. Gold Corporation may determine (in its absolute discretion) whether the investor has provided sufficient details to identify the investor as a Beneficial Owner and to open the Customer Account with Gold Corporation.

Based upon this discussion with Gold Corporation, the investor is provided a pre-populated Application, including any applicable product premiums, delivery fees and any other fees and charges that apply to the Application. Gold Corporation is entitled to receive all such premiums, fees and charges in consideration for facilitating the delivery of the agreed Physical Gold products to the investor. The Application will set forth the number of shares to be delivered to Gold Corporation for the amount of Physical Gold requested. The investor shall be responsible for any applicable taxes or governmental charges. The Application will also contain a Delivery ID and the investor’s Customer Account number with Gold Corporation.

Investors interested in taking delivery of Physical Gold in exchange for their shares in the Trust must duly sign and submit the Application to Gold Corporation within the Quotation Window. An Application expresses the investor’s intention to deliver shares for Physical Gold on the Share Submission Day. The investor must also provide instructions to his or her broker-dealer to effect the exchange of shares for Physical Gold on the Share Submission Day. Gold Corporation may reject any Application.

Minimum Purity of Bars for Exchange

Gold Corporation will supply, for the purpose of delivery to investors requesting Physical Gold, coins, cast bars and minted bars without numismatic value having a minimum fineness (or purity) of 995 parts per 1,000 (99.5%).

Delivery Amount and Share Submission Quantity

The pre-populated Application specifies the type and quantity of Physical Gold to be delivered and the number of shares to be tendered in exchange. The Share Submission Quantity corresponds to the Fine Ounce content of Physical Gold requested and shall equal a whole number of shares representing an aggregate number of Fine Ounces equal to the Physical Gold requested plus any applicable product premiums and delivery fees. The transaction will involve no payments of cash and will be wholly-settled in shares.

Gold Corporation publishes on its website a calculator to estimate the amount of Physical Gold to be received in exchange for a certain number of shares to be delivered. Any such estimate shall be non-binding on the investor and Gold Corporation. The Share Submission Quantity may be rejected if Gold Corporation incurs extraordinary expenses between the submission of the Application and the Share Submission Day.

In the event the investor transfers a number of shares not corresponding to the Application, the investor must make any arrangements directly with Gold Corporation and Gold Corporation reserves the right to reject the initial quote, and any additional costs incurred by Gold Corporation as a result of an incorrect number of shares being delivered will be borne by the investor. Gold Corporation may decline to approve the Application for any reason. In addition, the delivery of Physical Gold in exchange for shares shall be suspended in the event Gold Corporation resigns as Custodial Sponsor or is otherwise unable or unwilling to accept applications from investors to take delivery of Physical Gold.

Product Premiums and Other Charges

The exchange of shares for the delivery of Physical Gold is subject to prevailing product prices, which are disclosed on the Trust’s website, and the delivery fees associated with the transport of Physical Gold to investors, subject to transport providers’ rates from time to time. Product prices will be based on the type of Physical Gold that is being requested.

The Trust’s website contains a calculator to provide shareholders an estimate of the number of shares to be exchanged for the various products offered. Such fees are expressed in terms of the number of Shares to be delivered to the Gold Corporation for the amount of Physical Gold requested. Such fees will be provided to an investor as part of the pre-populated Application. The number of ounces represented by the shares delivered will generally be higher than the amount of ounces of gold to be delivered, because the number of shares delivered will also cover delivery charges and product premiums.

The table below includes examples of products available from The Perth Mint and provides a snapshot of the gold products available as of the date of this document. Further details of The Perth Mint’s extensive product range are available from The Perth Mint’s website: www.perthmint.com.

Type of Gold
London bars
1 ounce Australian minted bars
1 ounce Australian Kangaroo Coins
32.148 ounce (1kg) 99.99% cast bar

Delivery Fees: The delivery fees cover the cost of preparing and transporting Physical Gold from the Gold Corporation to the location specified by the investor in the Application. The delivery fees may also include the cost of insuring Physical Gold during transport.

Sales Taxes: In the United States, Gold Corporation currently does not anticipate sales taxes applying to the delivery of gold to investors. However, if such taxes or similar sales or value added taxes do apply in any jurisdiction, they are the sole responsibility of the investor.

Delivery Method

Gold Corporation will ship Physical Gold to an investor using accepted business practices for precious metals delivery that may include, amongst others, use of a conventional shipping carrier (e.g., U.S. Postal Service, Federal Express, United Parcel Service); or an armored transportation service.

Investors should contact Gold Corporation to discuss delivery method and location. Investors should be aware that the gold delivered is likely to represent a substantial U.S. dollar value:

●	Shipments may be broken down into multiple smaller shipments and possibly shipped on different days to meet insurance requirements of the shipping carrier or the investor and any requirements of the associated carriers. An investor can utilize a shipping carrier only if insurance requirements can be met and the investor and Gold Corporation agree on an acceptable delivery destination. A conventional shipping carrier may deliver gold to residential addresses.

●	Armored Transportation Service will only deliver to certain trusted locations; an Armored Transportation Service does not deliver to residential addresses.

●	An investor can utilize an armored truck service only if the investor and the Armored Transportation Service agree on an acceptable delivery destination. London Bars will only be transported using Armored Transportation Service.

Gold Corporation may decline an Application if a delivery method and location is not agreed upon.

Procedure for Submission of Application

Having received a pre-populated Application, the investor must submit a signed Application to Gold Corporation within the Quotation Window. An Application expresses the investor’s intention to exchange shares for Physical Gold on the stated date. Gold Corporation will screen and approve the Application.

Applications received after 4:00 p.m. New York time are considered to have been received the next business day. Investors will be advised of reasons for any delay. For Gold Corporation to approve an Application, the following conditions must be met:

●	The Application must be submitted in a form satisfactory to Gold Corporation. Gold Corporation shall confirm that:

●	The Delivery ID matches the Application with respect to the amount of Shares to be delivered, the Physical Gold requested, and other applicable terms; and

●	The Application otherwise is in good order.

●	Gold Corporation may decline to approve Applications for any reason, in its sole discretion. Upon final approval of the Application by Gold Corporation, Gold Corporation shall return a copy of the Application to the investor.

●	Upon receipt of final approval of the Application by Gold Corporation, the investor shall instruct the investor’s broker to transfer the Shares to the account of Gold Corporation prior to the Order Cutoff Time on the designated Share Submission Day.

The transfer of shares, accompanied by the approved Application, is a binding and irrevocable request to take delivery of Physical Gold in exchange for shares based on instructions in the Application. In the event the investor transfers a number of shares not corresponding to the Application, the investor must make any arrangements directly with Gold Corporation, and Gold Corporation reserves the right to reject the initial quote and any additional costs incurred by Gold Corporation as a result of an incorrect number of shares being delivered will be borne by the investor. Gold Corporation may decline to approve the Application for any reason. In addition, the delivery of Physical Gold in exchange for shares shall be suspended in the event Gold Corporation resigns as the Custodial Sponsor or is otherwise unable or unwilling to accept applications from investors to take delivery of Physical Gold.

Gold Corporation shall arrange for and promptly ship the requested Physical Gold to the investor in accordance with the instructions provided by the investor in the Application. Prior to signing an acknowledgment of receipt of Physical Gold, the investor must notify Gold Corporation in writing of any complaints or objections concerning the shipment, delivery or receipt of the Physical Gold. Upon signing the acknowledgment of receipt, the investor will be deemed to have accepted receipt of the Physical Gold in full satisfaction of the Physical Gold due the investor and to have waived any and all claims the investor may have concerning the Physical Gold received by the investor.

Example of an Exchange of Shares for Physical Gold

In the following example, an investor desires to receive 100 One Ounce Bars for a Share Submission Day of [Date (T)]:

Investor contacts Gold Corporation at +61 8 9421 7615 or email address aaau@perthmint.com to discuss suitable delivery methods and types of Physical Gold available, availability dates, product premiums and delivery fees. The investor provides Gold Corporation with sufficient details to enable Gold Corporation to identify the investor as a Beneficial Owner and to establish a Customer Account for the investor with Gold Corporation. The investor and Gold Corporation agree to have 100 One Ounce Bars delivered to investor’s home address by Federal Express delivery service. Based upon this discussion, the investor is provided a pre-populated Application with information necessary to further the Application. The Application will set forth the number of Shares to be delivered to Gold Corporation in return for the agreed Physical Gold products. The Delivery Quotation will also contain a unique Delivery ID and the investor’s Customer Account number and be valid for three Business Days of receipt of the Delivery ID (the Quotation Window).	[T-6]

Product premiums consist of $3,000 for One Ounce Bars based on an assumed $30 premium per Fine Ounce (including delivery fees).	$3,000 Product Premiums

Number of shares to be delivered to Gold Corporation, as provided on the Application[1]	10,313 shares

Investor duly signs and submits Application to Gold Corporation within the Quotation Window for final approval.	[T-5]

Gold Corporation confirms that (A) the Delivery ID matches the Application with respect to the amount of shares to be delivered, the Physical Gold requested, and other applicable terms, and (B) the Application otherwise is in good order. Upon final approval of the Application by Gold Corporation, Gold Corporation then returns an approved copy of the Application to the investor.	[T-4]

Investor, acting by or through a DTC Participant, causes the investor’s Shares to be delivered to Gold Corporation pursuant to the procedures of the Depository prior to the Order Cutoff Time on [Date (T)], the Share Submission Day.	[T-3]

Share Submission Day: investor’s broker-dealer irrevocably transfers 10,313 shares with a reference to the applicable Delivery ID.	[T]

102.4 fine ounces are transferred to the investor’s Customer Account as consideration for the 100 One Ounce Bars to be delivered in accordance with the delivery terms contained and agreed in the Application (estimated date).	[T+3]

100 One Ounce Bars are received and signed for by the investor (estimated date).	[T+4]

Anti-Money Laundering Screening

Gold Corporation will comply with all relevant anti-money laundering requirements in connection with its processing of each Application for Delivery of Physical Gold. Investors may be subject to Anti-Money Laundering screening in connection with Australian anti-money laundering laws when they submit the Application to take delivery of Physical Gold. Gold Corporation will not pre-approve an Application if Gold Corporation has concerns about fraudulent conduct or money laundering activity. Corporate and non-U.S. investors are cautioned that their Applications may be delayed or rejected if Gold Corporation is not able to verify the identity of the investor.

1 For purposes of this example, one Share of the Trust corresponds to .00993 fine ounces of gold on the Share Submission Day. Using the LBMA Gold Price of $1,250, the premium including delivery and other fees equates to 2.4 fine ounces of gold ($3,000/$1,250 per ounce). As a result, shares totaling 102.4 fine ounces of gold (when including the fine gold content of the product requested) must be surrendered. In total 10,313 shares must be surrendered in exchange for 100 one-ounce Physical Gold bars containing 100 fine ounces of Physical Gold (102.4 ounces / 0.00993 ounces per share, rounded up to the nearest whole share).

Tax Responsibility

Investors are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the receipt of gold, regardless of whether such tax or charge is imposed directly on the investor. Each investor agrees to indemnify the Sponsors, the Trustee and the Trust, promptly on request, if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material federal income tax consequences that generally will apply to the purchase, ownership and disposition of shares by a “U.S. Investor” (as defined below) and certain federal tax consequences that may apply to the purchase, ownership and disposition of shares by a “Non-U.S. Investor” (as defined below). The following discussion represents, insofar as it describes conclusions regarding federal tax law and subject to the limitations and qualifications described therein, the opinion of Morgan, Lewis & Bockius LLP, special federal income tax counsel to the Sponsors. The discussion is based on the Internal Revenue Code of 1986, as amended (the Code), final and temporary Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus; no assurance can be given that future legislation, regulations, court decisions and/or administrative pronouncements will not significantly change applicable law and materially affect the conclusions expressed herein, and any such change, even though made after an investor has invested in the Trust, could be applied retroactively. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to an investor in light of its particular circumstances or to an investor mentioned in the second sentence of the next paragraph.

The tax treatment of investors may vary depending on their own particular circumstances. Certain investors - including banks, thrift institutions and certain other financial institutions, insurance companies, tax-exempt organizations, brokers and dealers in securities or currencies, certain securities traders, persons holding shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above), qualified pension and profit-sharing plans, individual retirement accounts (IRAs), certain other tax-deferred accounts, U.S. expatriates, persons whose “functional currency” is not the U.S. dollar, persons subject to the federal alternative minimum tax, Non-U.S. Investors (except as specifically provided under “Income Taxation of Non-U.S. Investors” and “Estate and Gift Tax Considerations for Non-U.S. Investors” below) and other investors with special circumstances - may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold shares as “capital assets” (as defined in section 1221 of the Code).

The discussion below does not address the effect of any state, local or foreign tax law on an investor. Purchasers of shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in shares.

For purposes of this discussion, a “U.S. Investor” is an investor who or that is:

●	An individual who is treated as a citizen or resident of the United States for federal income tax purposes;

●	A corporation or partnership (or other entity treated as such for federal income tax purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

●	An estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income;

●	A trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in any of the three preceding clauses have the authority to control all substantial decisions of the trust; or

●	An eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

An investor that is not a U.S. Investor as so defined is referred to below as a “non-U.S. Investor.” For federal tax purposes, the treatment of any beneficial owner of an interest in a partnership (including any entity classified as such for those purposes) will generally depend on the partner’s status and the partnership’s activities. Partnerships and partners should consult their tax advisers about the federal income tax consequences of purchasing, owning and disposing of shares.

Taxation of the Trust

The Trust will be treated as a “grantor trust” for federal income tax purposes. As a result, the Trust itself will not be subject to federal income tax. Instead, the Trust’s income and expenses will “flow through” to its investors, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (IRS) on that basis. There can be no assurance that the IRS will agree with that treatment, and it is possible that the IRS or another tax authority could assert a position contrary thereto and that a court could sustain that contrary position. Neither of the Sponsors, nor the Trustee will request a ruling from the IRS with respect to the classification or treatment of the Trust for federal tax purposes. If the IRS were to assert successfully that the Trust is not a “grantor trust,” the Trust would be classified as a partnership for those purposes, which may affect timing and other tax consequences to its investors and would require the Trust to forward IRS Schedule K-1 to investors. The balance of this disclosure assumes that the Trust will be treated as a “grantor trust” for federal income tax purposes.

Taxation of U.S. Investors

An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses. In the case of an investor that purchases shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its shares will be equal to its cost of acquiring the shares. In the case of an investor that acquires its shares as part of the creation of a Basket, the delivery of gold to the Trust in exchange for a pro rata share of the underlying gold the Trust holds at the time it acquires its shares will not be a taxable event to the investor, and the investor’s tax basis in and holding period for that share of the Trust’s gold will be the same as its tax basis in and holding period for the gold delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of an investor’s shares are acquired on the same date and at the same price per share. Investors that hold multiple lots of shares, or that are contemplating acquiring multiple lots of shares, should consult their own tax advisers as to the determination of the tax basis in and holding period for the underlying gold represented by such shares.

If the Trust sells gold, for example to generate cash to pay its fees or expenses, an investor will recognize gain or loss in an amount equal to the difference between (1) the investor’s pro rata share of the amount the Trust realizes on the sale and (2) the investor’s tax basis in its pro rata share of the gold that was sold. Such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the investor is treated as having held its pro rata share of the gold that was sold for more than one year. The Trust will treat the transfer of gold to the Custodial Sponsor as payment of the fee to the Custodial Sponsor and/or reimbursement of the Trust’s expenses and/or liabilities as a taxable exchange by the Trust of the gold transferred and thus will also constitute a taxable event for investors. An investor’s tax basis in its share of any gold sold or exchanged by the Trust generally will be determined by multiplying the investor’s total basis in its share of all the gold held in the Trust immediately prior to the sale or exchange by a fraction, the numerator of which is the amount of gold sold or exchanged and the denominator of which is the total amount of all the gold so held. After any such sale or exchange, an investor’s tax basis in its pro rata share of the gold remaining in the Trust will be equal to its tax basis in its share of the total amount of the gold held in the Trust immediately prior to the sale or exchange less the portion of that basis allocable to its share of the gold that was sold or exchanged.

On the sale of some or all of its shares, an investor will be treated as having sold the part of its pro rata share of the gold held in the Trust at that time that is attributable to the shares sold. Accordingly, the investor generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the shares and (2) the investor’s tax basis for the portion of its pro rata share of the gold held in the Trust at the time of sale that is attributable to the shares sold, as determined in the manner described in the preceding paragraph.

If an investor redeems some or all of its shares with the Trust through an Authorized Participant and receives gold in the exchange, such exchange will generally not be a taxable event for the investor. In addition, if an investor acquires its shares as part of the creation of a Basket by delivering to the Trust gold in specified denominations, the subsequent redemption of its shares for gold delivered by the Trust will not constitute a taxable event, provided that the amount of gold received on the redemption contains the equivalent metallic content of the gold delivered on the creation, less amounts accrued or sold to pay the Trust’s expenses and other charges. An investor’s tax basis in the gold received on a redemption generally will be the same as the investor’s tax basis in the portion of its pro rata share of the gold held in the Trust immediately prior to the redemption that is attributable to the redeemed shares. An investor’s holding period with respect to the gold received on a redemption should include the period during which the investor held the redeemed shares. A subsequent sale of the gold received by the investor will be a taxable event.

If an investor delivers some or all of its shares in an exchange with the Gold Corporation for gold held by the Gold Corporation in its own account that contains the equivalent metallic content (including coins, cast bars and minted bars of the same fineness and purity) as the gold held by the Trust, such exchange is not expected to be a taxable event for the investor. However, investors should be aware that neither U.S. federal income tax law nor administrative guidance specifically address the tax consequences of an exchange of shares of a grantor trust, such as the Trust, for Physical Gold not held by the Trust. The Sponsors have not sought or received a ruling from the IRS or an opinion of counsel regarding the tax-free characterization of such exchange with the Gold Corporation. Assuming that the exchange of Trust shares for gold from the Gold Corporation is not a taxable transaction, an investor’s tax basis in the gold received in such exchange generally will be the same as the investor’s tax basis in the portion of its pro rata share of the gold held in the Trust immediately prior to the exchange that is attributable to the exchanged shares. An investor’s holding period with respect to the gold received from the Gold Corporation in an exchange of Trust shares should include the period during which the investor held the shares exchanged. A subsequent sale of the gold received by the investor for cash will be a taxable event.

Although the Sponsors expect that an exchange of Trust shares for gold from the Gold Corporation’s own account is not a taxable exchange, the Sponsors cannot give any assurances that the IRS will agree with this interpretation. Investors should consult their own tax advisors as to the specific tax consequences in their particular circumstances.

An investor’s tax basis in its pro rata share of the gold held in the Trust immediately after any sale or redemption of less than all of the investor’s shares generally will equal (1) its tax basis in its share of the total amount of the gold held in the Trust immediately prior to the sale or redemption less (2) the portion of such basis that is taken into account in determining the amount of gain or loss the investor recognizes on the sale or, in the case of a redemption, is treated as the basis in the gold received by the investor in the redemption.

The foregoing discussion assumes that all of an investor’s shares were acquired on the same date and at the same price per share. If an investor owns multiple lots of shares (i.e., shares acquired on different dates and/or at different prices), it is uncertain whether the investor may use the “specific identification” rules that apply under the Treasury regulations in the case of sales of shares of stock, in determining the amount, and the long-term or short-term character, of any gain or loss recognized by the investor upon the sale of gold by the Trust, upon the sale of any shares by the investor, or upon the sale by the investor of any gold received by it upon the redemption of any of its shares. The IRS could take the position that an investor has a blended tax basis and holding period for its pro rata share of the underlying gold in the Trust. Investors that hold multiple lots of shares, or that are contemplating acquiring multiple lots of shares, are urged to consult their own tax advisors as to the determination of the tax basis and holding period for the underlying gold related to such shares.

Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Investors Who Are Individuals

Gains recognized by an individual, estate or trust (each referred to below as an “individual” unless the context requires otherwise) from the sale of “collectibles,” which term includes gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower maximum 20% rate applicable to most other long-term capital gains recognized by individuals. For these purposes, the gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Trust) is treated as gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. Investor attributable to a sale or exchange of shares held for more than one year, or attributable to the Trust’s sale of any gold that the investor is treated (through his, her or its ownership of shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. Investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

3.8% Tax on Net Investment Income

An individual is required to pay a 3.8% tax on the lesser of (1) the excess of the individual’s “modified adjusted gross income” over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or (2) the individual’s “net investment income,” which generally includes dividends, interest, and net gains from the disposition of investment property. This tax is in addition to any other taxes due on that income. U.S. Investors should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by an investor in purchasing shares will be included in the investor’s tax basis in the Trust’s underlying assets. Similarly, any brokerage fee incurred by an investor in selling shares will reduce the amount the investor realizes with respect to the sale.

Investors will be required to recognize the full amount of gain or loss on a sale of gold by the Trust (as discussed above), even though some or all of the sale proceeds are used by the Trustee to pay Trust expenses. An investor may deduct its respective pro rata share of each expense incurred by the Trust to the same extent as if it directly incurred the expense. Investors who are individuals, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning before January 1, 2018 and after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of the individual’s adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable Code provisions.

Investment by U.S. Tax-Exempt Investors

Certain U.S. Investors (referred to in this paragraph as U.S. Tax-Exempt Investors) are subject to federal income tax only on their “unrelated business taxable income” (UBTI). It is expected that, unless a U.S. Tax-Exempt Investor incurs debt to purchase shares, it should not realize UBTI with respect to its pro rata share of the Trust’s income or gains. U.S. Tax-Exempt Investors should consult their own independent tax advisers regarding the federal income tax consequences of holding shares in light of their particular circumstances.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles which are taxed as “regulated investment companies” within the meaning of section 851 of the Code are strongly urged to consult with their tax advisors concerning the likelihood that an investment in Shares will negatively affect their qualification as a “regulated investment company.”

Investment by Certain Retirement Plans

Section 408(m) of the Code provides that the purchase of a “collectible” as an investment for an IRA, or for a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) (Tax-Qualified Account), is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the Tax-Qualified Account is maintained, of an amount equal to the cost to the account of acquiring the collectible. In addition, if a redemption of shares results in the delivery of gold to an IRA or Tax-Qualified Account, that exchange could constitute the acquisition of a collectible to the extent provided under section 408(m). The Trust has not sought or received a ruling from the IRS or an opinion of counsel regarding whether the acquisition of shares by an IRA or a Tax-Qualified Account will be considered an acquisition of a collectible or whether an IRA will be treated as having made a distribution to the IRA owner or plan participant under section 408(m) solely by virtue of owning shares. IRA owners and plan participants are strongly urged to consult with their tax advisors before directing any such accounts to invest in the Shares since the acquisition of Shares may be considered a taxable distribution from the IRA. See also “ERISA and Related Considerations.”

Income Taxation of Non-U.S. Investors

A non-U.S. Investor generally will not be subject to federal income tax with respect to gain recognized on the sale or other disposition of shares, or on the sale of gold by the Trust, unless (1) the non-U.S. Investor is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition and the gain is treated as being from U.S. sources or (2) the gain is effectively connected with the conduct by the non-U.S. Investor of a trade or business in the United States and certain other conditions are met. Non-U.S. Investors are advised to consult their own tax advisers as to the tax consequences, under the laws of any non-U.S. jurisdiction to which they are subject, of their purchase, holding, sale and redemption of or any other dealing in shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

Estate and Gift Tax Considerations for Non-U.S. Investors

Individuals who are neither citizens nor residents (as determined for federal estate and gift tax purposes) of the United States (collectively, Non-Residents) are subject to estate tax on all property that has a U.S. “situs.” Shares may well be considered to have a U.S. situs for these purposes. If shares are so considered, they would be includible in the U.S. gross estate of a Non-Resident investor; federal estate tax is imposed at rates of up to 40% of the fair market value of the U.S. taxable estate. In addition, the federal “generation-skipping transfer tax” may apply in certain circumstances. The estate of a Non-Resident investor who was resident in a country that has an estate tax treaty with the United States may be entitled to benefit from such treaty.

For Non-Residents, the federal gift tax generally applies only to gifts of tangible personal property or real property having a U.S. situs. Tangible personal property (including gold) has a U.S. situs if it is physically located in the United States.

Non-Resident investors are urged to consult their tax advisers regarding the possible application of federal estate, gift and generation-skipping transfer taxes in their particular circumstances.

U.S. Information Reporting and Withholding

The Trustee will make information available that will enable brokers and custodians through which investors hold shares to prepare and file certain information returns with the IRS, and will provide certain tax related information to investors, in connection with the Trust. To the extent required by applicable regulations, each investor will be provided with information regarding its allocable portion of the Trust’s annual income, deductions, gains and losses (if any). A U.S. Investor may be subject to federal backup withholding, at the rate of 24%, in certain circumstances unless it provides its taxpayer identification number to its broker and complies with certain certification procedures; the amount of any backup withholding will be allowed as a credit against an investor’s federal income tax liability and may entitle an investor to a refund, provided that the required information is furnished to the IRS. A non-U.S. Investor may have to comply with certification procedures to establish that it is not a U.S. Investor, and some non-U.S. Investors will be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, to avoid withholding.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including IRAs and individual retirement annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA or the Code, respectively (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA.

Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code section 4975 but may be subject to substantially similar rules under state or other federal law. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in shares.

In contemplating an investment of a portion of Plan assets in shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including (1) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person,” (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the Plan’s overall investment policy, the composition of its investment portfolio and its need for sufficient liquidity to pay benefits when due.

PLAN OF DISTRIBUTION

Sales by Authorized Participants

The Trust issues shares in Baskets only to Authorized Participants in exchange for deposits of gold on a continuous basis. As of the date of this Prospectus, the Trust has an agreement with Virtu Financial BD, LLC as Authorized Participant. The Trust will not issue fractions of a Basket to Authorized Participants. Because new shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The initial Authorized Participant is a statutory underwriter under Section 2(a)(11) of the Securities Act. Subsequent Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

Investors that purchase shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The offering Baskets are being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Trust or a Sponsor any compensation in connection with an offering of the shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of shares in excess of 10% of the gross proceeds of the offering.

Sales by Gold Corporation

This prospectus may be used by Gold Corporation to buy and sell shares as part of its gold price hedging activities relating to its wider gold-related market-making activities. In these transactions in the Trust’s shares, Gold Corporation acts solely as a market participant and does not receive any fees or commissions. Gold Corporation will purchase shares at the prevailing market price, and because Gold Corporation may be deemed an affiliate of the Trust, the shares are being registered to permit the resale of these shares from time to time after purchase. The Trust will not receive any of the proceeds from the resale by Gold Corporation of these shares.

Gold Corporation intends to sell all or a portion of the shares owned by it and offered hereby from time to time directly or through one or more broker-dealers. The shares will be sold at prevailing market prices on any national securities exchange on which the shares may be listed or quoted at the time of sale.

DESCRIPTION OF THE TRUST

The Trust

The Trust is governed by the Trust Agreement between the Sponsors and the Trustee, as amended from time to time. The Trust Agreement sets out the rights of investors and the rights and obligations of the Sponsors and the Trustee. The Trust has no fixed termination date.

The activities of the Trust are limited to: (1) issuing Baskets in exchange for the gold deposited by Authorized Participants with the Custodian for safekeeping; (2) delivering gold in exchange for Baskets surrendered by Authorized Participants for redemption; (3) transferring gold to the Custodial Sponsor to pay the Custodial Sponsor Fee and reimburse the Custodial Sponsor for expenses that the Custodial Sponsor has paid on the Trust’s behalf; and (4) selling gold as needed to pay Trust expenses not assumed by the Custodial Sponsor.

The assets of the Trust consist primarily of gold held at the Custodian on behalf of the Trust. Gold is sold: (i) to pay the expenses of the Trust not assumed by the Custodial Sponsor; and (ii) if the Trust terminates and liquidates its assets. Gold will be delivered or sold as otherwise required by law or regulation. The sale of gold by the Trust, including the sale of gold to generate cash to pay its fees and expenses—and although it is not entirely free from doubt, the transfer of gold to the Custodial Sponsor as remuneration for its services and/or reimbursement of the Trust’s expenses and/or liabilities—is a taxable event for investors. See “Federal Income Tax Consequences—Taxation of U.S. Investors.”

The Trust is not registered as an investment company under the 1940 Act, and is not required to register under such act. The Trust does not and will not hold or trade in commodity futures contracts regulated under the Commodity Exchange Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act and neither of the Sponsors nor the Trustee is subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor under the Commodity Exchange Act in connection with the shares.

The number of outstanding shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of gold represented by the Baskets being created or redeemed. The total amount of gold required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The initial amount of gold required for deposit with the Trust to create shares was 500 Fine Ounces of gold per Basket. The number of fine ounces of gold required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the shares comprising a Basket will represent a decreasing amount of gold due to the issuance of shares, or the delivery or sale of the Trust’s gold to pay the Custodial Sponsor Fee or the Trust’s expenses not assumed by the Custodial Sponsor.

The gold owned by the Trust consists of London Bars and other gold products without numismatic value having a gold purity of at least 99.5% (including but not limited to coins, cast bars and minted bars).

Trust Expenses

The Trust’s only ordinary recurring expense is the remuneration due to the Custodial Sponsor of 0.18% of the Net Asset Value of the Trust. In exchange for the Custodial Sponsor Fee, the Custodial Sponsor has agreed to assume and be responsible for the payment of the following expenses, up to the Fee Cap: the Administrative Sponsor’s fee; fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Custodian’s fees and expenses specified in the Custody Agreement that are assumed by the Custodial Sponsor (if any); ordinary bar allocation fees that are charged to the Custodian in connection with the Custodian’s acquisition of sufficient Physical Gold for allocation to the Trust Allocated Metal Account in connection with a Purchase Order; ordinary or customary insurance costs and transportation fees; allocation costs associated with the allocation and de-allocation of gold to and from the Trust; the marketing expenses of the Trust; the listing fees of the Trust on the NYSE Arca; registration fees associated with the Trust charged by the SEC; printing and mailing costs; expenses for the maintenance of any website of the Trust; audit fees and expenses; and routine legal fees and expenses associated with the ordinary course of the Trust’s operations.

The Custodial Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust, taxes and other governmental charges, indemnification of the Trustee or the Administrative Sponsor pursuant to the Trust Agreement, any expenses that are in excess of the Fee Cap, extraordinary expenses incurred on behalf of the Trust, and otherwise as set forth in the Trust Agreement. An extraordinary expense is an expense arising or resulting from an underlying event or transaction that, in the determination of the Administrative Sponsor, is reasonably considered to be of a type that (i) possesses a high degree of abnormality (such as abnormally high (A) transportation fees, (B) bar allocation fees that may be incurred when acquiring sufficient Physical Gold for allocation to the Trust Allocated Metal Account in connection with a Purchase Order, or (C) Physical Gold allocation costs that may be incurred in relation to the allocation and de-allocation of Gold to and from the Trust) or is of a type that is reasonably considered to be unrelated to, or only incidentally related to, the ordinary and typical activities of the Trust and (ii) is of a type that would not reasonably be expected to recur in the foreseeable future. Extraordinary expenses shall include any fixing fees charged in connection with sales of gold required by applicable law or regulation or required upon termination of the Trust. See “The Sponsors.”

The Custodial Sponsor Fee accrues daily based on the prior Business Day’s Net Asset Value and is payable in gold. The fee is paid by delivering that amount of gold that equals the daily accrual of the Custodial Sponsor Fee for such prior month based on the Net Asset Value of the shares on the first business day of the following month. The Custodial Sponsor may earn a profit on its fees.

Separate from its role as Custodial Sponsor, Gold Corporation receives any premiums charged with respect to the delivery of gold to investors who have exchanged their shares for Physical Gold.

From time to time, the Custodial Sponsor may waive all or a portion of the Custodial Sponsor Fee at its discretion. The Custodial Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Custodial Sponsor Fee will thereafter be paid in full. Presently, the Custodial Sponsor does not intend to waive any of its fees. Furthermore, the Custodial Sponsor may, in its sole discretion, agree to rebate all or a portion of the Custodial Sponsor Fee attributable to shares held by certain institutional investors subject to minimum shareholding and lock up requirements as determined by the Custodial Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Custodial Sponsor and the investor on a case by case basis. The Custodial Sponsor is under no obligation to provide any rebates of the Custodial Sponsor Fee. Neither the Trust nor the Trustee will be a party to any Custodial Sponsor Fee rebate arrangements negotiated by the Custodial Sponsor.

Extraordinary expenses of the Trust that are not assumed by the Custodial Sponsor (as discussed above) may be paid by the Custodial Sponsor at its sole discretion and reimbursed by the Trust in gold. Otherwise, the Trustee will, when directed by the Custodial Sponsor, and, in the absence of such direction may, in its discretion, sell gold in such quantity and at such times as may be necessary to permit payment in cash of the Trust’s extraordinary expenses not assumed by a Sponsor. The Trustee is authorized to sell gold as directed by the Custodial Sponsor or otherwise at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than gold. Accordingly, the amount of gold to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of gold. When selling gold, the Trustee shall place orders with the Custodian at the next available price used by the Trustee to determine the value of gold held by the Trust, or if the Custodian is unable or unwilling to execute such orders, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of the orders. Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest.

Valuation of Gold and Computation of Net Asset Value

On each business day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m. New York time, the Trustee values the gold held by the Trust and determines the Net Asset Value of the Trust, as described below.

The Net Asset Value of the Trust is the aggregate value of gold and other assets, if any, of the Trust (other than any amounts credited to the Trust’s reserve account, if any) and cash, if any, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities. The reserve account, if established, will be a separate non-interest bearing account with the Trustee or such other banking institution specified by the Administrative Sponsor, in consultation with the Custodial Sponsor, or if the Administrative Sponsor fails so to specify, as selected by the Trustee, in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of the Trust Agreement. The Trustee will hold in such account all cash that it has credited to such account to reflect the reserves for taxes or other governmental charges and other contingent liabilities payable out of the Trust that the Trustee has determined from time to time to be required by GAAP. The Trustee also determines the Net Asset Value per share by dividing the Net Asset Value of the Trust by the number of the shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any shares deemed created or redeemed on such evaluation day).

All gold is valued based on its Fine Ounce content, calculated by multiplying the weight of gold by its purity; the same methodology is applied independent of the type of gold held by the Trust. The Trustee values the gold held by the Trust based on the afternoon LBMA Gold Price, or the morning LBMA Gold Price, if such day’s afternoon LBMA Gold Price is not available. If no LBMA Gold Price is available for the day, the Trustee values the Trust’s gold based on the most recently announced afternoon LBMA Gold Price or morning LBMA Gold Price. If the Custodial Sponsor determines that such price is inappropriate to use, it must identify an alternate basis for evaluation to be employed by the Trustee. The Custodial Sponsor may instruct the Trustee to use a different publicly available price that the Custodial Sponsor determines to fairly represent the commercial value of the Trust’s gold.

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities is conclusive upon all persons interested in the Trust, and no revision or correction in any computation made under the Trust Agreement is required by reason of any difference in amounts estimated from those actually paid.

The Sponsors and the investors may rely on any evaluation or determination of any amount made by the Trustee, and, except for any determination by a Sponsor as to the price to be used to evaluate gold, a Sponsor has no responsibility for the evaluation’s accuracy. The determinations the Trustee makes are made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee is not liable to the Sponsors, Authorized Participants, investors or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Net Asset Value of the Trust is used to compute the Custodial Sponsor Fee, and the Trustee subtracts from the Net Asset Value of the Trust the amount of accrued Custodial Sponsor Fee. The Trust withdraws gold from the Trust Allocated Metal Account for credit to the Trust Unallocated Metal Account and subsequently transfers such gold to an account maintained for the benefit of the Custodial Sponsor to pay the Custodial Sponsor Fee and reimburse the Custodial Sponsor for expenses that the Custodial Sponsor has paid on the Trust’s behalf. Should the need arise for the Trust to sell gold for expenses the Custodial Sponsor does not pay, the purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of gold. Gold not needed to redeem Baskets, to pay the Custodial Sponsor Fee or to cover the Trust’s expenses not assumed by the Custodial Sponsor is held in physical form by the Custodian. As a result of the payment of the Custodial Sponsor Fee in-kind and potential sales of gold to pay in cash the Trust expenses not assumed by the Custodial Sponsor, the Net Asset Value of the Trust and, correspondingly, the fractional amount of gold represented by each share, will decrease over the life of the Trust. New deposits of gold, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Custodial Sponsor, illustrates the anticipated impact of the payment by the Trust of the Custodial Sponsor Fee in gold. It assumes that the price of gold will remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of gold represented by each share.

	Year 1	Year 2	Year 3
Hypothetical gold price per ounce	$1,250.00	$1,250.00	$1,250.00

Custodial Sponsor Fee	0.18%	0.18%	0.18%

Shares of trust, beginning	100,000	100,000	100,000

Ounces of gold in trust, beginning	1,000.000	998.200	996.403

Beginning Net Asset Value of the Trust	$1,250,000.00	$1,247,750.00	$1,245,504.05

Beginning NAV per share of the Trust	12.50	12.48	12.46

Gold withdrawn for the benefit of the Custodial Sponsor to cover the Custodial Sponsor Fee (Ounces)	(1.800)	(1.797)	(1.794)

Closing ounces of gold in trust	998.200	996.403	994.610

Closing NAV	1,247,750.00	1,245,504.05	1,243,262.14

Ending NAV per share	$12.48	$12.46	$12.43

Termination of the Trust

The Trustee will notify investors at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	The Trustee is notified that the shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

●	Investors acting in respect of at least 75% of the outstanding shares notify the Trustee that they elect to terminate the Trust;

●	60 days have elapsed since the Trustee notified the Sponsors of the Trustee’s election to resign or since the Sponsors removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of such Commission determination;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Trustee has actual knowledge of that determination;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for federal tax purposes, and the Trustee receives notice from the Sponsors that the Sponsors have determined that, because of that tax treatment or change in tax treatment, the termination of the Trust is advisable;

●	the Trustee receives notice from the Sponsors of their joint agreement to terminate the Trust;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the shares, and the Sponsors have not identified another depository that is willing to act in such capacity; or

●	if the law governing the Trust limits the maximum period during which the Trust may continue, upon the expiration of 21 years after the death of the last survivor of all of the descendants of Elizabeth II, Queen of England, living on the date of the Trust Agreement.

If the Administrative Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties that by the terms of the Trust Agreement are required to be undertaken or performed by it and such failure or incapacity is not cured within 30 days following receipt of notice from the Trustee or the Custodial Sponsor of such failure or incapacity, or if the Administrative Sponsor is adjudged bankrupt or insolvent, or a receiver of the Administrative Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Administrative Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Administrative Sponsor shall be deemed conclusively to have resigned effective immediately upon the occurrence of any of the specified events, or if the Administrative Sponsor resigns by sending notice of resignation to the Trustee without the appointment by the resigning Administrative Sponsor of a successor Administrative Sponsor qualified to assume the duties of the resigning Administrative Sponsor (which successor Administrative Sponsor is subject to the Custodial Sponsor’s prior written consent and may not be the Custodial Sponsor), the Custodial Sponsor, or in the event there is no Custodial Sponsor, the Trustee, may do any one or more of the following: (i) it may appoint a successor Administrative Sponsor to assume, with such compensation from the Trust as the Custodial Sponsor or Trustee, as applicable, may deem reasonable under the circumstances, the duties and obligations of the Administrative Sponsor under the Trust Agreement by an instrument of appointment and assumption executed by the party making the appointment and accepted by the Trustee; or (ii) it may terminate and liquidate the Trust and distribute its remaining assets pursuant to the Trust Agreement. Any appointment of a successor Administrative Sponsor by the resigning Administrative Sponsor or Custodial Sponsor is subject to the prior written consent of the Trustee which may not be unreasonably withheld.

If the Custodial Sponsor wishes to resign as Custodial Sponsor, or otherwise fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties that by the terms of the Trust Agreement are required to be undertaken or performed by it, including a failure to perform its functions as Custodian, and such failure or incapacity is not cured within 30 days following receipt of notice from the Administrative Sponsor of such failure or incapacity, or if the Custodial Sponsor is adjudged bankrupt or insolvent, or a receiver of the Custodial Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Custodial Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Administrative Sponsor, or in the event there is no Administrative Sponsor, the Trustee, may (i) terminate and liquidate the Trust and distribute its remaining assets pursuant to the Trust Agreement; or (ii) with the prior written consent of the Custodial Sponsor, appoint a successor Custodial Sponsor and Custodian to assume, with such compensation from the Trust as the Administrative Sponsor or Trustee, as applicable, may deem reasonable under the circumstances, the duties and obligations of the Custodial Sponsor and Custodian under the Trust Agreement by an instrument of appointment and assumption executed by the party making the appointment and accepted by the Trustee. Any appointment of a successor Custodial Sponsor and Custodian is subject to the prior written consent of the Trustee which may not be unreasonably withheld.

Neither the remaining Sponsor, nor if applicable, the Trustee, shall have any obligation to appoint a Sponsor or to assume the duties of a Sponsor and shall have no liability to any person because the Trust is or is not terminated pursuant to the preceding sentence.

On and after the date of termination of the Trust, the Trustee shall not accept any deposits of gold after the date of termination. If any shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of shares, shall not make any distributions to investors, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell gold as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for shares surrendered to the Trustee by Authorized Participants (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of shares, any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 60 days following the date of termination of the Trust, the Trustee shall sell the Trust assets then held under the Trust Agreement pursuant to the Custodial Sponsor’s direction, or, if the Custodial Sponsor fails to provide such direction, as the Trustee determines and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of the investors that have not theretofore surrendered their shares. The Trustee shall have no liability for loss or depreciation resulting from any sale made pursuant to the Sponsors’ direction or otherwise made by the Trustee in good faith. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to deliver to investors against the surrender of their shares their pro rata portion of the net proceeds and other cash (after deducting, in each case, any accrued fees and expenses, any taxes, other governmental charges or liabilities payable by the Trust, and any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement). Upon the termination of the Trust, the Sponsors shall be discharged from all obligations under the Trust Agreement except for their certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsors may amend any provisions of the Trust Agreement without the consent of any person, including any investor, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the investors will not become effective as to outstanding shares until 30 days after notice of such amendment is given to the investors. Notwithstanding the foregoing, the Custodial Sponsor may increase or decrease the Custodial Sponsor Fee upon 3 business days’ prior notice being posted on the website of the Trust and upon 3 business days’ prior notice being given to the Trustee. Every investor, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of Authorized Participants to surrender Baskets and receive therefore the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsors, the Trustee, DTC (as registered owner of the Trust’s global certificates for shares) and the investors under the Trust Agreement, are governed by New York State law. The Sponsors, the Trustee, DTC, each Authorized Participant by its delivery of an Authorized Participant Agreement and each investor by the acceptance of a share consents to the non-exclusive jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Sponsors or the Trustee. By consenting to New York jurisdiction an investor waives any claim that a New York court is an inconvenient venue or is otherwise inappropriate. As such, an investor could be required to litigate a matter relating to the Trust in a New York court, even if that court may otherwise be inconvenient for the investor.

Fiscal Year

The fiscal year of the Trust ends on December 31 of each year. The Administrative Sponsor, in consultation with the Custodial Sponsor, may select an alternate fiscal year.

Not a Regulated Commodity Pool

The Trust does not trade in gold futures contracts on COMEX or on any other futures exchange. Because the Trust does not trade in gold futures contracts on any futures exchange, the Trust is not regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and is not operated by a CFTC-regulated commodity pool operator. Investors in the Trust do not receive the regulatory protections afforded to investors in regulated commodity pools, nor may COMEX or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust do not benefit from the protections afforded to investors in gold futures contracts on regulated futures exchanges.

Other Methods of Investing in Gold

The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Trust.

DESCRIPTION OF THE SHARES

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of shares. The Trustee will create shares in Baskets (a Basket equals a block of 50,000 shares) only upon the order of an Authorized Participant. The shares represent units of fractional undivided beneficial interest in the net assets of the Trust and have no par value.

Investors may obtain gold pricing information based on the spot price for a Fine Ounce from various financial information service providers. Current spot prices also are generally available with bid/ask spreads from gold bullion dealers. In addition, the Trust’s website provides pricing information for gold spot prices and the shares. Market prices for the shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The Net Asset Value of the Trust is published by a Sponsor on each day that the NYSE Arca is open for regular trading and will be posted on the Trust’s website.

Any creation and issuance of shares above the amount registered on the registration statement of which this Prospectus is a part will require the registration of such additional shares.

Description of Limited Rights

The shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Holders of the shares do not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All shares are of the same class with equal rights and privileges. Each share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which investors may vote under the Trust Agreement. The shares are entitled to be redeemed or exchanged for gold. The shares do not entitle their holders to any conversion or pre-emptive rights or redemption rights for single shares.

Redemption of Shares

The shares may be redeemed by or through an Authorized Participant in Baskets. See “Creation and Redemption of Shares by Authorized Participants” for details.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the investors any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. Investors of record on the record date fixed by the Trustee in consultation with the Administrative Sponsor for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting Rights

Under the Trust Agreement, investors have no voting rights, except in the following limited circumstances: (i) registered holders of at least 25% of the shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and (ii) registered holders of at least 75% of the shares have the right to require the Trustee to terminate the Trust Agreement. Otherwise, no investor shall have any right to vote or in any manner otherwise to control the operation or management of the Trust. In addition, certain amendments to the Trust Agreement require advance notice to the investors before the effectiveness of such amendments, but no investor vote or approval is required for any amendment to the Trust Agreement.

Book-Entry Form

Individual certificates are not issued for the shares. Instead, one or more global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Under the Trust Agreement, investors may only hold shares through (i) DTC Participants, (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), or (iii) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants. The shares are only transferable through the book-entry system of DTC. Investors who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the shares by giving notice to the Trustee and the Administrative Sponsor. Under such circumstances, the Administrative Sponsor, in consultation with the Custodial Sponsor, will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the investors generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Administrative Sponsor believes that the per share price in the secondary market for shares has fallen outside a desirable trading price range, the Administrative Sponsor, in consultation with the Custodial Sponsor, may direct the Trustee to declare a split or reverse split in the number of shares outstanding and to make a corresponding change in the number of shares constituting a Basket.

Delivery of Gold to and from the Trust

Pursuant to agreements between Gold Corporation, in its individual capacity, and the Authorized Participants, the Basket Gold Amount to be deposited by an Authorized Participant into the Trust Unallocated Metal Account in connection with a Purchase Order and the amount of gold to be withdrawn from the Trust Unallocated Metal Account and delivered to an Authorized Participant in connection with a Redemption Order shall be deposited into or withdrawn from the Trust Unallocated Metal Account either by way of transfer from or to the GC Metal Account or by way of transfer from or to a Gold account of an Authorized Participant maintained on an Unallocated Basis by Gold Corporation.

None of the Trustee, the Sponsors (in the case of the Custodial Sponsor, in its capacity as Custodial Sponsor) or the Trust shall have any liability for any loss resulting from the use of the GC Metal Account or for any act or inaction of Gold Corporation related to the GC Metal Account.

THE SPONSORS

Gold Corporation and ETC are the sponsors of the Trust. The Administrative Sponsor, ETC, is an Oklahoma limited liability company majority owned by Cottonwood ETF Holdings LLC. ETC’s mailing address is 10900 Hefner Pointe Drive, Suite 207, Oklahoma City, Oklahoma 73120. ETC is a registered investment adviser and provides investment advisory services to domestic and international equity and fixed income ETFs. As of December 31, 2018, ETC had approximately $4 billion of assets under management. The Custodial Sponsor, Gold Corporation, is a statutory body corporate established by the Gold Corporation Act and wholly-owned by the Government of Western Australia. Its mailing address is GPO Box M924, Perth, WA 6843, Australia. Gold Corporation and its subsidiaries, trading as The Perth Mint, supply precious metal-related products and services.

The Custodial Sponsor’s Role

In exchange for the Custodial Sponsor Fee, the Custodial Sponsor has agreed to assume the payment of expenses incurred by the Trust, including but not limited to: organizational expenses; the Trustee’s monthly fee for its ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Administrative Sponsor’s fee payable pursuant to the Trust Agreement; the Custodian’s fees and expenses reimbursable to it pursuant to the Custody Agreement (if any); marketing expenses; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and expenses; and routine legal fees and expenses (for instance, the Administrative Sponsor, with the prior approval of the Custodial Sponsor, may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Trust, including any legal matters relating to the possible disposition or acquisition of any gold. Such fees and expenses shall be paid by the Custodial Sponsor). However, the Custodial Sponsor will not be responsible for litigation expenses, taxes and other governmental charges, indemnification of the Trustee or the Administrative Sponsor pursuant to the Trust Agreement, extraordinary expenses, and otherwise as set forth in the Trust Agreement.

In addition, the Custodial Sponsor may perform assaying of Physical Gold, and other services relating to the safe custody of gold, as necessary.

The Administrative Sponsor’s Role

The Administrative Sponsor generally oversees the performance of the Trustee and the Trust’s principal service providers, but does not exercise day-to-day oversight of the Trustee or such service providers. The Administrative Sponsor, with the prior written approval of the Custodial Sponsor, may remove the Trustee and appoint a successor Trustee (1) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million), (2) if, having received written notice from the Administrative Sponsor, in consultation with the Custodial Sponsor, or registered owners acting on behalf of at least 25% of the outstanding shares, of a material breach of the Trustee’s obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days, or (3) if the Trustee fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting reasonably deemed necessary by the Administrative Sponsor and, after consultations with the Administrative Sponsor, the Administrative Sponsor and the Trustee fail to resolve their differences regarding the proposed amendment. The Administrative Sponsor, in consultation with the Custodial Sponsor, also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter.

In addition, the Administrative Sponsor: (1) will develop a marketing plan for the Trust on an ongoing basis; (2) will prepare marketing materials regarding the shares; (3) maintains the Trust’s web site; and (4) may request the Trustee to order Custodian audits (to the extent permitted under the Custody Agreement).

Liability of the Sponsors and Indemnification

The Trust Agreement provides that a Sponsor will not assume any obligation nor shall a Sponsor be subject to any liability to any registered owner of shares, Authorized Participant or other person (including liability with respect to the worth of the Trust Property), except that each Sponsor agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. A Sponsor or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Sponsor is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental or regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control. A Sponsor will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement.

Each Sponsor and its members, managers, directors, officers, employees, agents and affiliates shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by such Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Administrative Sponsor is a party, including the Administrative Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, or any such other agreement, or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement, or any such other agreement. Each Sponsor (in the case of the Custodial Sponsor, in its capacity as Custodial Sponsor) and its members, managers, directors, officers, employees, agents and affiliates shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services Gold Corporation may, directly or indirectly, separately offer or provide to any beneficial owner. Such indemnities shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such indemnified party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such indemnified party was not entitled to be indemnified under the Trust Agreement because clause (i) or clause (ii) of this paragraph applied.

The Sponsors may rely on information provided by the Trustee from the records of the Trust for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against a Sponsor, such Sponsor may be entitled to indemnification from the Trust.

Suspension of Delivery of Physical Gold to Investors

The delivery of Physical Gold in exchange for shares shall be suspended in the event Gold Corporation resigns as Custodial Sponsor or, is otherwise unable or unwilling to accept applications from investors with respect to the delivery of shares in exchange for Physical Gold. Notification of a suspension of the delivery of Physical Gold will be communicated to investors via the Trust’s website.

Management of the Sponsors

Custodial Sponsor

Mr. Richard Hayes is the Chief Executive Officer and Caroline Preuss is the Chief Financial Officer of the Custodial Sponsor.

The Custodial Sponsor is managed by a Board of Directors composed of Sam Walsh, Gaye McMath, Liam Twigger, John O’Connor, Mark Puzey, John Collins, Richard Watson and Richard Hayes.

Mr. Sam Walsh, age 69, was appointed Chair of Gold Corporation on 1 January 2019. He is Chair of the Accenture Global Mining Council (UK), the Australian Council for the Arts, the Perth Diocesan Trust, and the Royal Flying Doctor Service (WA Ops) and is a Non-Executive Director of Mitsui & Co (Japan). Sam held the position of Chief Executive of Rio Tinto Plc and Ltd from January 2013 to July 2016, when he retired after 25 years with the international mining group. Prior to this, he had commenced his career in the automotive industry where he held senior leadership roles for General Motors and Nissan Australia for 20 years. Sam has played a key role in charity, community and business associations in Australia and the United Kingdom. In recognition of his distinguished service to the mining industry and the community of Western Australia, Sam was appointed an Officer of the Order of Australia (AO) in 2010 and announced Western Australia Citizen of the Year (Industry and Commerce) in 2007. Sam is a Fellow of the Australian Institute of Management, the Australasian Institute of Mining and Metallurgy, the Australian Institute of Company Directors, and the UK Institute of Directors. He is also a Fellow of the Chartered Institute of Purchasing and Supply, the Australian Academy of Technological Sciences and Engineering, and was previously Treasurer of the International Council on Mining and Metals. He has a Bachelor of Commerce from Melbourne University and has completed a Fellowship Program at Kettering University in Michigan. Sam has an Honorary Doctorate from the University of Western Australia and from Edith Cowan University in Perth. He has been recognised with a Graduate of Distinction, Life Time Achievement Award from the University of Melbourne, and an Honorary Fellowship from Melbourne Business School. He is the recipient of the AusIMM Institute Medal and is a former Visiting Fellow at Oxford University.

Ms. Gaye McMath, age 60, was appointed to the Board of Directors of the Custodial Sponsor in July 2007. She also served as the Chief Operating Officer at the University of Western Australia (UWA) from 2014 to 2016. Prior to that, Ms. McMath held the position of Executive Director of Finance and Resources at UWA from 2004 to 2014, and prior to that role was Pro Vice-Chancellor (Resource Management) and Chief Financial Officer at Murdoch University from 2001 to 2004. Prior to this role, Ms. McMath had a 23 -year career with BHP Billiton, where she held a range of Directorships on a number of domestic and international mining infrastructure subsidiary and joint venture boards. She has also held directorships for the past 19 years in the Resources, Infrastructure, Energy, Financial Services, Property, Education, Healthcare and the Arts.

Mr. Liam Twigger, age 56, was appointed to the Board of Directors of the Custodial Sponsor in January 2016. For the past seven years, Mr. Twigger has also held the position of Managing Director of the web based mine broking business MinesOnline.com and currently resides on the board as Chairman. He has over twenty years’ experience in the fields of investment banking and corporate finance and was the founding director of MinesOnline.com’s parent company, PCF Capital Group. In 1995, he established Macquarie Bank’s Bullion and Commodities division in Perth, Western Australia and served as Head of Macquarie Bank Limited in Western Australia from 1994 to 1997. Mr. Twigger is currently also Chairman of Football West Limited, the governing body for soccer in Western Australia.

Mr. John O’Connor, age 61, was appointed to the Board of Directors of the Custodial Sponsor in January 2016. He is a former partner of PricewaterhouseCoopers (PwC) where he spent 34 years of his career, including 24 years as an audit partner. During his time with PwC, Mr. O’Connor held the role of Managing Partner of PwC Perth, where he also led the assurance practice. He has extensive audit experience in the resources sector, both within Australia and globally. In March 2013, Mr. O’Connor retired from PwC and now holds a number of non-executive director roles. He is a Fellow of the Institute of Chartered Accountants in Australia and New Zealand, a Fellow of the Institute of Chartered Accountants in England and Wales, and a Fellow of the Institute of Company Directors.

Mr. Mark Puzey, age 56, was appointed to the Board of Directors of the Custodial Sponsor in February 2018. He is also a Non -Executive Director of Patersons Securities Limited since October 2016. He was a partner of KPMG Australia having joined the firm over 33 years ago in 1983 until 2016. He is a Fellow of the Institute of Company Directors (FAICD) and a Fellow of the Institute of Chartered Accountants (FCA). He graduated from The University of Western Australia in 1982 with a Bachelor of Commerce with Accounting and Computer Science majors.

Mr. John Collins, age 63, was appointed to the Board of Gold Corporation in February 2019. Most recently he was the Chief Executive Officer and a Director of the Western Australian Treasury Corporation (WATC) from October 2009 until January 2019. Mr Collins has more than 30 years of international experience in finance with an emphasis on financial markets activities and banking, having held progressively more senior leadership roles at US-based Cargill Incorporated and the ANZ Bank. His last role with ANZ was as President Director of ANZ Panin Bank in Jakarta, Indonesia. In past years he has held executive directorships with Cargill Australia Limited, ANZ Panin Bank and the WATC. Mr. Collins has an MBA from the University of St Thomas in St Paul, Minnesota and a Bachelor of Science in Business Administration from the Ohio State University in Columbus, Ohio in the United States. Both qualifications had specialisations in finance. He became a Graduate Member of the Australian Institute of Company Directors in 2010 and first acquired his Australian Financial Markets Association accreditation in 1998.

Mr. Richard Watson, age 49, was appointed to the Board of Gold Corporation in February 2019. He is the Executive Director of Infrastructure and Finance, having commenced this role in July 2018, and prior to this, he was Executive Director of the Economic Business Unit in the Department of Treasury from May 2014. Mr. Watson is responsible for the overseeing and governance of the trading enterprises within the Government of Western Australia, supporting the State’s financial management framework, legislative and accounting standards, and upholding the efficient and effective delivery of treasury services for the State of Western Australia.

Mr. Richard Hayes, age 59, was appointed to the Board of Directors of the Custodial Sponsor in April 2003. He has also served as Chief Executive officer of the Custodial Sponsor since July 2015. Mr. Hayes had been Chief Financial Officer and Deputy CEO since joining the Custodial Sponsor in March 2003. Mr. Hayes was previously the Chief Operating Officer and an Executive Director of AGR Matthey from October 2002 to March 2003 and prior to that he was Director, Finance and Deputy Managing Director of AGR Joint Venture from December 1998 to October 2002. Prior to that, he was Chief Financial Officer and Company Secretary of Golden West Refining Corporation Ltd, an ASX-listed company controlled by N M Rothschild & Sons Ltd, which, in December 1998, merged with Gold Corporation’s refining and jewelry manufacturing business to become the AGR Joint Venture.

Ms. Caroline Preuss, age 36, was appointed Chief Financial Officer of the Custodial Sponsor in August 2015 and has worked for the Custodial Sponsor since 2013. Prior to her current role, Ms. Preuss was at PricewaterhouseCoopers where she specialised in Financial Services and Mining across Australia, the UK and the USA. Ms. Preuss holds a Bachelor of Commerce and Bachelor of Science from the University of Western Australia and a Post Graduate Diploma in Chartered Accounting. Since 2010, Ms. Preuss has been a Lecturer, Facilitator and Exam Panel Member for the Institute of Chartered Accountants Australia and New Zealand.

Administrative Sponsor

J. Garrett Stevens is the Chief Executive Officer and Richard Hogan is the President of the Administrative Sponsor. Jay Baker is the Administrative Sponsor’s Director of Capital Markets.

Mr. J. Garrett Stevens, age 39, has served as the Chief Executive Officer of the Administrative Sponsor since 2009. In this position, he oversees and is actively involved in the firm’s daily operations. He is also President and Chairman of the Board of the Exchange Traded Concepts Trust I and President of ETC Trust II and holds the position of Chairman of the Administrative Sponsor’s Executive Committee. Prior to joining the Administrative Sponsor, Mr. Stevens founded FaithShares in 2009 where he served as CEO, launching the first family of faith-based ETFs in the marketplace. Mr. Stevens began his professional career in 2000 as a stock broker and investment advisor at T.S. Phillips Investments, Inc. serving as vice president. Mr. Stevens holds a Bachelor’s degree in Finance from Oklahoma State University.

Mr. Richard Hogan, age 57, has served as the President of the Administrative Sponsor since 2011. Previously, Mr. Hogan was a Founder and Managing Member of Yorkville ETF Advisors, a sponsor of exchange traded funds which were sold to Van Eck in 2016. He began his professional career as an Independent Options Trader on the floors of the New York Stock Exchange and American Stock Exchange. After successfully trading his own account, Mr. Hogan was recruited by Spear, Leeds & Kellogg (“SLK”) as a Specialist in early 1987. Mr. Hogan became a Limited Partner at SLK in 1990 and a Managing Director in 1992. As Managing Director of the Index Derivatives Group, Mr. Hogan established trading operations in Chicago, Singapore and London as well as other satellite operations. In 2000, Mr. Hogan became a Managing Director of Goldman Sachs when SLK was merged. He played a critical role in combining the ETF operations of SLK, Goldman and Hull Trading, a prior Goldman acquisition. Since 2002, Mr. Hogan has been actively managing his own portfolio. He graduated from Villanova University in 1983 with an Honors Bachelor of Arts degree.

Mr. Jay Baker, age 68, joined the Administrative Sponsor in September 2011 and serves as Director of Capital Markets, focusing primarily on new Business Development. Mr. Baker played a lead role in the creation and successful launch of the Yorkville products - one of which being the first ETF launched on ETC’s platform in 2012 - which were acquired by Van Eck in early 2016. Through Mr. Baker’s leadership and expertise, he has since assisted in bringing 19 funds to market through ETC, whose assets now total approximately $2 billion to date. Prior to his partnership with the Administrative Sponsor, Mr. Baker spent 12 years at Goldman Sachs, where he was a Vice President of ETF Business Development for their Electronic ETF Trading Group. He previously worked at the American Stock Exchange in the ETF and Options department and was involved with marketing of the SPDR, the first ETF launched in the United States. The SPDR trades 200 million shares a day and has approximately $200 billion in AUM. Mr. Baker graduated from Ohio Wesleyan University with a BA and received an MBA in Finance from Pace University.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any executive officer, manager, promoter or control person of a Sponsor during the past ten years.

Successor Sponsors

Neither the Trustee nor a remaining Sponsor has an obligation to appoint a successor Sponsor or to assume the duties of a Sponsor and will have no liability to any person because the Trust is or is not terminated as described in “Description of the Trust—Terminating the Trust” above.

THE TRUSTEE

BNYM, a banking corporation organized under New York State law with trust powers, serves as the Trustee. The Trustee has a trust office at 2 Hanson Place, Brooklyn, New York 11217. The Trustee is subject to supervision by the New York State Financial Services Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, Net Asset Value of the Trust, transaction fees for the creation and redemption of Baskets and the names of the parties that have executed an Authorized Participant Agreement may be obtained from the Trustee. A copy of the Trust Agreement is available for inspection at the Trustee’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of at least $150 million.

The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include: (1) valuing the Trust’s gold and calculating the Net Asset Value per share of the Trust; (2) supplying inventory information received from the Custodian to the Administrative Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and DTC, including coordinating with the Custodian the receipt of gold transferred to the Trust in connection with each issuance of Baskets; (5) transferring gold to the Custodial Sponsor in lieu of paying the Custodial Sponsor Fee in cash; (6) transferring gold to the Custodial Sponsor in lieu of reimbursing the Custodial Sponsor for cash payments owed by the Trust, but undertaken by the Custodial Sponsor; (7) selling the Trust’s gold pursuant to a Sponsor’s direction or otherwise as needed to pay any extraordinary Trust expenses that are not assumed by a Sponsor; (8) holding the Trust’s cash and other financial assets, if any; (9) when appropriate, making distributions of cash or other property (other than gold) to investors; and (10) receiving and reviewing reports on the custody of and transactions in the Trust’s gold from the Custodian and taking such other actions in connection with the custody of gold as a Sponsor instructs. The Trustee shall, with respect to directing the Custodian, act in accordance with the instructions of the Custodial Sponsor or the Administrative Sponsor in accordance with the Trust Agreement. Under the agreement with the Custodian, the Trustee, the Administrative Sponsor and their Physical Gold auditors may visit the premises of the Custodian for the purpose of examining the Trust’s gold and certain related records maintained by the Custodian.

The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreement. The Trustee, along with the Sponsors, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee will assist and support the Administrative Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust. The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Custodial Sponsor. Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell gold or shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Trustee will keep proper books of registration and transfer of shares at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is an investor at all reasonable times during the usual business hours of the Trustee. The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any investor.

Qualifications of the Trustee

The Trust Agreement provides that the Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states and authorized under such laws to exercise corporate trust powers, (2) a participant in DTC or such other securities depository as shall then be acting with respect to the shares and (3) unless counsel to a Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the Code to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $150 million.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee-Limitation on Trustee’s liability” and “The Trustee-Trustee’s Liability for Custodial Services and Agents.”

Limitation on Trustee’s Liability

The Trust Agreement provides that the Trustee will not assume any obligation nor shall the Trustee be subject to any liability to any registered or beneficial owner of shares, Authorized Participant or other person (including liability with respect to the worth of the Trust Property), except that the Trustee agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. The Trustee shall not have any obligation or liability for, or otherwise related to, any services Gold Corporation may, directly or indirectly, separately offer or provide to any beneficial owner. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (1) from a Sponsor, the Custodian or any entity acting on behalf of either which the Trustee believes is given pursuant to or is authorized by the Trust Agreement or the Custody Agreement, respectively; and (2) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants, any Authorized Participant, any registered owner, any beneficial owner, or any other person believed by it in good faith to be competent to give such advice or information. The Trustee or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Trustee is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control.

The Trustee will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Trustee’s Liability for Custodial Services and Agents

The Trust Agreement provides that the Trustee will not be answerable for the default or misconduct of the Custodian, agents, attorneys, accountants, auditors and other professionals appointed by the Sponsors to provide services on behalf of the Trust. The Trustee may also employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditor and other professionals (including any affiliate of the Trustee or of a Sponsor) and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors or other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals were selected with reasonable care. In no event shall the Trustee be liable for (i) any loss or damage resulting from the actions or omissions of, or the insolvency of, the Custodian or any Sub-Custodian or loss or damage to the gold while in the possession of, or in transit to or from, the Custodian or any Sub-Custodian, (ii) the amount, validity or adequacy of insurance maintained by the Custodian or any Sub-Custodian, (iii) any defect in gold held by the Custodian or any Sub-Custodian, (iv) any failure of the gold to conform to the requirements of London Bars or otherwise conform to the requirements of Physical Gold and (v) any failure of gold to conform to a description thereof provided by the Custodian to the Trustee.

Taxes

Under the Trust Agreement, the Trustee will not be personally liable for any taxes or other governmental charges imposed on the gold or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or on it as Trustee or on or in respect of the Trust or the shares that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction. For all such taxes and charges and for any expenses, including reasonable counsel’s fees, that the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets, and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trust Agreement provides that the Trustee, its directors, officers, employees, shareholders agents and affiliates (as defined under the Securities Act) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including the Custody Agreement and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements), or otherwise by reason of the Trustee’s acceptance or administration of the Trust to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement, or any actions taken in accordance with the provisions of this Agreement or any such other agreement, or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Each indemnified party shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services Gold Corporation may, directly or indirectly, separately offer or provide to any beneficial owner. Such indemnities shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such indemnified party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such indemnified party was not entitled to be indemnified under the Trust Agreement because clause (i) or clause (ii) of the sentence preceding the prior sentence applied. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for Actions Taken to Protect the Trust

Under the Trust Agreement, the Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs and expenses resulting from actions taken to protect the Trust and the rights and interests of investors under the Trust Agreement are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of investors pursuant to the terms of the Trust Agreement.

Protection for Amounts Due to Trustee

The Trustee is entitled to receive from the Custodial Sponsor fees for its ordinary services and reimbursement for its out-of-pocket expenses in accordance with a written agreement between the Custodial Sponsor and the Trustee. Should the Custodial Sponsor fail to pay such fees and expenses, the Trustee is authorized to charge such fees and expenses to the Trust, in an amount not exceeding the amount that could be charged to the Trust in respect of the Custodial Sponsor Fee (and the Trustee may charge such fees and expenses to the Trust to such extent without regard to whether, because of the Custodial Sponsor default, fee waiver or other reason, the Custodial Sponsor may not then be entitled to such fee), and any subsequent amounts paid to the Custodial Sponsor pursuant to the Trust Agreement shall be net of amounts so withheld. The Trustee’s right of reimbursement shall be secured by a lien on amounts chargeable to the Trust for the Custodial Sponsor Fee without giving effect to any fee waiver then in effect, prior to the interest of the Sponsors, the investors and any other person.

The Trustee is entitled to charge, and to be reimbursed by, the Trust for all expenses and disbursements incurred by it in the performance of its duties under the Trust Agreement, including the reasonable fees and disbursements of its legal counsel and expenses identified in the Custody Agreement as payable by the Trustee, other than (1) amounts payable by the Custodial Sponsor to the Trustee as described in the preceding paragraph, (2) expenses and disbursements incurred by the Trustee prior to the commencement of the trading of shares on the NYSE Arca and (3) fees of agents for performing services the Trustee is required to perform under the Trust Agreement. The Trustee’s right of reimbursement for expenses and disbursements under this paragraph shall constitute a lien on, and the amount thereof shall be deductible against, the assets of the Trust.

Any pecuniary cost, expense or disbursement of the Trustee resulting from actions taken to protect the Trust and the rights and interests of investors pursuant to the Trust Agreement, including the Trustee’s appearance in, prosecution of or defense of any action that it considers necessary or desirable to protect the Trust or the interests of the investors, shall be deductible from, and constitute a lien on, the assets of the Trust.

Holding of Trust Property Other Than Gold

All moneys held by the Trustee shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such held monies shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditors and other professionals (including any affiliate of the Trustee and of a Sponsor) and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any Trust assets other than gold or cash will be held by the Trustee either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (Book Entry System), DTC, or through any other clearing agency or similar system (Clearing Agency), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC or with any Clearing Agency unless the Trustee has received actual and timely notice of the same.

Resignation, Discharge or Removal of Trustee; Successor Trustees

Under the Trust Agreement, the Trustee may at any time resign as Trustee by written notice of its election to do so and delivery of such notice to the Sponsors, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

The Administrative Sponsor, with the prior written approval of the Custodial Sponsor, may remove the Trustee as trustee by written notice delivered to the Trustee no more than 120 and at least 90 days prior to the fifth anniversary of the date of the Trust Agreement or, thereafter, by written notice delivered to the Trustee no more than 120 and at least 90 days prior to the last day of any subsequent three-year period. Subject to the terms of the Trust Agreement, such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

The Administrative Sponsor, with the prior written approval of the Custodial Sponsor, may also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below), (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Administrative Sponsor, in consultation with the Administrative Sponsor, or investors acting on behalf of at least 25% of the outstanding shares specifying such default and requiring the Trustee to cure such default, or (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Administrative Sponsor and, after consultations with the Administrative Sponsor, the Administrative Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Administrative Sponsor, in consultation with the Custodial Sponsor, acting on behalf of the investors, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (1) is a DTC Participant or a participant in such other depository as is then acting with respect to the shares; (2) unless counsel to a Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (3) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Administrative Sponsor, in consultation with the Custodial Sponsor, may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Administrative Sponsor may, in consultation with the Custodial Sponsor, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

If the Trustee resigns or is removed, the Administrative Sponsor, with the prior written approval of the Custodial Sponsor, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsors, acting on behalf of the investors, an instrument in writing accepting its appointment under the Trust Agreement, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsors, acting on behalf of the registered owners of shares, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Trust Agreement, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the registered owners of all outstanding shares. The Sponsors or any such successor Trustee shall promptly give notice of the appointment of such successor Trustee to the investors.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

THE CUSTODIAN

Gold Corporation serves also as the Custodian for the Trust’s gold bullion. The Custodian’s office is located at 310 Hay Street, East Perth, WA 6004, Australia.

The Custodian’s Role

The Custodian is responsible for holding the Trust’s gold, as well as receiving and converting allocated and unallocated gold on behalf of the Trust. The Custodian shall store Physical Gold in its own vaulting facilities, generally in Perth, Australia, or such other locations where the Custodian may maintain vaulting facilities from time to time, and utilize the services of its appointed secure transportation provider(s) at the risk of the Custodian. The Custodian may appoint sub-custodians from time to time for the custody and safekeeping of Physical Gold, but the Custodian remains liable for the custody and safe-keeping of that Physical Gold.

In an effort to ensure that gold held by the Custodian is safe, the Custodian employs a team of specialist security officers to monitor for external and internal threats and who work closely with specialist gold detectives from the West Australian Police Force. The Custodian’s vaults are Category 11 vaults, meet AUS/NZ Standards 3809, and have each been vetted by the Custodian’s underwriters. The Custodian’s sites are monitored 24 hours per day with video recordings and access to and within its facilities are controlled electronically from a Class 1 Security Control Room. The Custodian’s risk management team ensures compliance with an extensive level of procedural security for receiving, releasing and accounting for precious metal (including a Metals Accountant whose sole focus is ongoing reconciliation of the Custodian’s ounce assets and liabilities). Additionally, the Custodian’s specialist security officers, risk team and insurers will vet and approve the use of any Sub-Custodians to ensure the gold they hold for and on behalf of the Custodian is as safely and securely held by them to the same high standards as those of the Custodian.

The Custodian must allocate, or cause to be allocated, ownership of gold to the Trust Allocated Metal Account such that no amount of gold remains standing to the credit of the Trust Unallocated Metal Account at the Custodian’s close of business on each Business Day. In the event that the Custodian is unable to fully effect such allocation by such time due to reasons outside of its or its Sub-Custodian’s control, the Custodian will use reasonable efforts to cause such allocation as soon as possible.

The Custodian converts the Trust’s gold between allocated and unallocated gold when: (1) Authorized Participants engage in creation and redemption transactions with the Trust; (2) gold is transferred to the Custodial Sponsor’s account to pay the Custodial Sponsor Fee or reimburse costs, expenses and other amounts to which the Custodial Sponsor is entitled to be reimbursed in accordance with the Trust Agreement; or (3) gold is sold to pay Trust expenses. The Custodian will facilitate the transfer of gold in and out of the Trust through the GC Metal Account as applicable. The Custodian is responsible for allocating gold to the Trust Allocated Metal Account. The Custodian’s obligations in relation to gold owned by the Trust and held in safekeeping by the Custodian (whether in the Trust Unallocated Metal Account, Trust Allocated Metal Account or the GC Metal Account) are held subject to the Government Guarantee.

If for any reason Physical Gold credited to the Trust Allocated Metal Account (i) does not meet the requirements for Physical Gold or (ii) does not contain the number of Fine Ounces that has been reported to the Trustee, the Custodian shall as soon as practical replace such Physical Gold with Physical Gold that meets the requirements for Physical Gold or contains the number of Fine Ounces reported to the Trustee by (i) debiting the Trust Allocated Metal Account and crediting the Trust Unallocated Metal Account with the requisite amount of Physical Gold to be replaced, (ii) providing replacement Physical Gold that is of an amount that approximates the amount of Physical Gold to be replaced as closely as practical, and (iii) debiting the Trust Unallocated Metal Account and crediting the Trust Allocated Metal Account with the requisite amount of replacement Physical Gold. The Custodian shall not start the foregoing replacement process on a particular Business Day unless it is reasonably sure that such replacement process can be started and completed in the same Business Day. The Custodian shall notify the Trustee as soon as practicable on the Business Day (but no later than the end of business on such Business Day) when (i) the Custodian has determined that Physical Gold credited to the Trust Allocated Metal Account is to be replaced and (ii) when replacement Physical Gold has been credited to the Trust Allocated Metal Account in accordance with the above instructions. The cost of any such replacement shall be borne by the Custodian.

The Custodian may from time to time employ Sub-Custodians solely for the custody and safekeeping of Physical Gold, including in locations where the Custodian does not maintain its own vaulting or other secure storage facilities or when the Custodian’s vaulting facilities are insufficient to hold the Physical Gold of the Trust. The Custodian will use reasonable care in selecting any Sub-Custodian. In selecting any Sub-Custodian with reasonable care, the Custodian is to determine if such Sub-Custodian can reasonably be expected to operate in a reasonable and prudent manner and in compliance with all relevant laws, rules and regulations applicable to its services as a sub-custodian of Gold. Any Physical Gold held by a Sub-Custodian shall be recorded by the Custodian as being held in the Trust Allocated Metal Account at all times. The Custodian shall be liable in contract, tort or otherwise for any loss, damage or expense arising directly or indirectly from any act or omission, or insolvency, of any Sub-Custodian. The Custodian will provide the Trustee and the Administrative Sponsor with the name and address of any Sub-Custodian the Custodian selects, along with any other information which the Trustee or the Administrative Sponsor may reasonably request concerning the appointment of such Sub-Custodian.

The Custodian will provide the Trustee with regular reports detailing the gold transfers in and out of the Trust Unallocated Metal Account and identifying the gold bars held in the Trust Allocated Metal Account.

The Custodian receives the Custodial Sponsor Fee under the terms of the Trust Agreement and shall receive no additional compensation for its services to the Trust under the Custody Agreement. The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell gold or shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Trustee, on behalf of the Trust, has entered into agreements with the Custodian, under which the Custodian maintains the Trust Allocated Metal Account and the Trust Unallocated Metal Account.

Under the Trust Agreement, the Administrative Sponsor, in consultation with the Custodial Sponsor, is responsible for appointing accountants or other inspectors to monitor the accounts and operations of the Custodian and for enforcing the obligations of the Custodian as is necessary to protect the Trust and the rights and interests of the investors. Under the Custody Agreement, the Custodian has agreed, and will procure that any Sub-Custodian will agree, to permit Physical Gold auditors access to their respective premises during normal business hours to examine the gold held for the Trust and such records as they reasonably require. The Trustee has no obligation to monitor the activities of the Custodian or any Sub-Custodian other than to receive and review such reports of the gold held for the Trust by the Custodian and of transactions in gold held for the account of the Trust made by the Custodian pursuant to the Custody Agreement.

Description of the Custody Agreement

The Trustee has entered into the Custody Agreement with the Custodian on the Trust’s behalf. The Custody Agreement establishes the Trust Allocated Metal Account and the Trust Unallocated Metal Account with the Custodian and defines the Custodian’s responsibilities to the Trust, including the obligation to maintain the GC Metal Account.

Trust Allocated Metal Account Reports

In respect of each Business Day, the Custodian will transmit to the Trustee a statement of account together with a report (i) showing the increases and decreases to the Physical Gold standing to the Trustee’s credit in the Trust Allocated Metal Account and identifying separately each transaction and the Business Day on which it occurred and (ii) identifying each individual item of Physical Gold held in the Trust Allocated Metal Account, including refiner, assay, serial numbers and gross and fine weight, as applicable. The Custodian will use commercially reasonable efforts to send that statement of account and accompanying reports on or before the Custodian’s close of business in respect to each Business Day. At the same time as that statement of account is provided to the Trustee in respect to any Business Day, the Custodian will also send the Trustee a notification of (i) each separate transaction, if any, transferring Gold to the Trust Allocated Metal Account from the Trust Unallocated Metal Account, (ii) the amount of Gold, if any, transferred from the Trust Allocated Metal Account to the Trust Unallocated Metal Account and (iii) the closing balance of Physical Gold held in the Trust Unallocated Metal Account for such Business Day. In addition, the Custodian will provide the Trustee with such information about the increases and decreases to the Gold standing to the Trustee’s credit in the Trust Allocated Metal Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each calendar month, the Custodian will provide the Trustee within a reasonable time after the end of the month a statement of account for the Trust Allocated Metal Account which shall include the opening and closing monthly balance and all transfers to and from the Trust Allocated Metal Account, accompanied by one or more weight lists containing information sufficient to identify each item of Physical Gold held in the Trust Allocated Metal Account as of the last Business Day of the calendar month and the party having physical possession thereof, including any Sub-Custodian or any sub-custodian of a Sub-Custodian. The Custodian also will provide the Trustee with additional weight lists in respect of the Physical Gold held in the Trust Allocated Meal Account from time to time upon the Trustee’s reasonable request. All such reports will be made available to the Trustee by means of authenticated email message, provided that, if the email messaging system is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee.

Trust Unallocated Metal Account Reports

In respect of each Business Day, the Custodian will transmit to the Trustee a statement of account together with a report showing the increases and decreases to the Gold standing to the Trustee’s credit in the Trust Unallocated Metal Account, and identifying separately each transaction and the Business Day on which it occurred. The Custodian will use commercially reasonable efforts to send that statement of account and accompanying reports on or before the Custodian’s close of business in respect to each Business Day. At the same time as that statement of account is provided to the Trustee in respect to any Business Day, the Custodian will also send the Trustee a notification of (i) each separate transaction, if any, transferring Gold to the Trust Unallocated Metal Account, including the amount of Gold transferred to the Trust Unallocated Metal Account and the AP Account from which such Gold is transferred (either directly or indirectly through the GC Metal Account); (ii) the amount of Gold, if any, transferred from the Trust Unallocated Metal Account to the Trust Allocated Metal Account or to any AP Account (either directly or through the GC Metal Account); and (iii) the amount of any Gold borrowed pursuant to the Custody Agreement; and (iv) the closing balance of Gold credited to the Trust Unallocated Metal Account for such Business Day. In addition, the Custodian will provide the Trustee such information about the increases and decreases to the Gold standing to the Trustee’s credit in the Trust Unallocated Metal Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each calendar month, the Custodian will provide the Trustee within a reasonable time after the end of the month a statement of account for the Trust Unallocated Metal Account which shall include the opening and closing monthly balance and all transfers to and from the Trust Unallocated Metal Account. All such reports will be made available to the Trustee by means of authenticated email message, provided that, if the email messaging system is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee.

Transfers into the GC Metal Account and the Trust Unallocated Metal Account

The Custodian will credit to the Trust Unallocated Metal Account the amount of gold it receives from an Authorized Participant’s account (as applicable via the GC Metal Account). Additionally, in the ordinary course, the only gold the Custodian will accept for credit to the Trust Unallocated Metal Account is gold that has transferred from an Authorized Participant’s account, the Trust Allocated Metal Account, the GC Metal Account or another metal account held in the name of the Custodian.

Transfers from the Trust Unallocated Metal Account

The Custodian will arrange for the transfer of gold from the Trust Unallocated Metal Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of gold from the Trust Unallocated Metal Account may only be made (1) by transferring gold to an Authorized Participant’s account (directly or through the GC Metal Account), (2) by transferring gold to the Trust Allocated Metal Account, (3) by transferring gold to the Custodial Sponsor’s account for the payment of the Custodial Sponsor Fee and for the reimbursement of costs, expenses and other amounts to which the Custodial Sponsor is entitled to be reimbursed for in accordance with the Trust Agreement, (4) the collection of Physical Gold from the Custodian at its vault premises or such other location as the Custodian may direct, or (5) by transfer to an account maintained by the Custodian or a third party on an unallocated basis in connection with the sale of gold or other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (4) and (5) will be made only on an exceptional basis, with transfers under clause (5) to include transfers made in connection with a sale of gold to pay extraordinary expenses of the Trust not paid by a Sponsor or on the liquidation of the Trust. Any gold made available in physical form by the Custodian will be in a form that complies with the rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body that apply to such gold or in such other form as may be agreed between the Trustee and the Custodian, and, unless specifically selected by the Trustee, in all cases will comprise one or more whole gold bars selected by the Custodian.

The Custodian must allocate, or cause to be allocated, ownership of gold to the Trust Allocated Metal Account such that no amount of gold remains standing to the credit of the Trust Unallocated Metal Account at the Custodian’s close of business on each Business Day. In the event that the Custodian is unable to fully effect such allocation by such time due to reasons outside of its or its Sub-Custodian’s control, the Custodian will use reasonable efforts to cause such allocation as soon as possible.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer gold to or from the Trust Unallocated Metal Account or the Trust Allocated Metal Account if, in the Custodian’s opinion, they are or may be contrary to the rules, regulations, practices and customs of the LBMA or the Bank of England or contrary to any applicable law. The Custodian may amend the procedures for transferring gold to or from the Trust Unallocated Metal Account or the Trust Allocated Metal Account (i) due to a change in rules or procedures of the LBMA, or (ii) with the consent of the Trustee and the Administrative Sponsor. The Custodian will, whenever practical, notify the Trustee and the Administrative Sponsor within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

Trust Allocated and Trust Unallocated Metal Account Credit and Debit Balances

No interest will be paid by the Custodian on any credit balance to the Trust Unallocated Metal Account or the Trust Allocated Metal Account. The Trust Allocated Metal Account may not at any time have a debit or negative balance.

Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreement provided always that its liability for any loss or damage suffered by the Trust or the Trustee in connection with the Custody Agreement (including in relation to any lost or damaged Physical Gold) shall not exceed the cash equivalent of all Gold due, payable and deliverable by the Custodian (that being the extent of the liability coverage provided by the Government Guarantee).

Indemnity

The Trustee will, solely out of and to the extent of the Trust’s assets, indemnify and keep indemnified the Custodian (on an after-tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than expenses assumed by the Custodial Sponsor under the Trust Agreement or the Custody Agreement) that the Custodian may suffer or incur directly or indirectly in connection with the Custody Agreement, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Government Guarantee

The Government Guarantee provides (amongst other things) that the payment of the cash equivalent of Gold which is due, payable and deliverable by the Custodian under the Gold Corporation Act 1987 (Western Australia) is guaranteed by the Treasurer of Western Australia, in the name and on behalf of the Crown in the right of the State of Western Australia. The Custodian shall promptly notify the Trustee as soon as it becomes aware of any proposal by the Western Australian Government to remove or alter the Government Guarantee.

Force Majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism or other breakdowns or acts set forth in the Custody Agreement.

Termination

The Custodian may resign as Custodian and terminate the Custody Agreement upon six months’ advance written notice.

The Custody Agreement may be terminated immediately upon written notice as follows: (1) by the Trustee or the Custodian, if it becomes unlawful for the Custodian or the Trustee to be a party to the agreement or to provide or receive the services thereunder, (2) by the Custodian, if there is any event which in the Custodian’s reasonable view indicates the Trustee’s insolvency or impending insolvency, (3) by the Trustee, if there is any event which, in the Trustee’s reasonable view, indicates the Custodian’s insolvency or impending insolvency, or if the Custodian resigns or is deemed to have resigned as Custodial Sponsor pursuant to the Trust Agreement, or (4) by the Trustee, if the Trust is to be terminated.

If arrangements reasonably acceptable to the Custodian for delivery of the balance in the Trust Allocated Metal Account are not made, the Custodian may continue to charge an amount equal to the Custodial Sponsor Fee payable under the Trust Agreement. After six months from the termination date, the Custodian may sell the Trust’s gold and account to the Trustee for the proceeds.

Governing Law

The Custody Agreement is governed by English law. The Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

Inspection of Gold

Under the Custody Agreement, the Custodian will allow, and will procure that any Sub-Custodian that the Custodian appoints allow, the Administrative Sponsor and the Trustee and their Physical Gold auditors, access to its premises during normal business hours, to examine the Physical Gold held in the Trust Allocated Metal Account and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and the first two audits in any calendar year shall be at the Custodial Sponsor’s expense, and any further audit in such calendar year shall be considered an extraordinary expense (as defined in the Trust Agreement) of the Trust. Reasonable prior notice shall be provided to the Custodial Sponsor of any such audit.

FILINGS AND REPORTS

After the end of each fiscal year, the Administrative Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Administrative Sponsor determines shall be included. The annual report shall be filed with the SEC and the NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations. The Trust’s Annual Reports on Form 10-K may be accessed, when available, at www.sec.gov.

The Administrative Sponsor is responsible for the registration and qualification of the shares under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the Administrative Sponsor may select. The Administrative Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Administrative Sponsor in the preparation of such reports.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL MATTERS

The validity of the shares has been passed on for the Sponsors by Morgan, Lewis & Bockius LLP, which, as special federal income tax counsel to the Trust, has also rendered an opinion regarding the material federal income tax consequences relating to the shares.

EXPERTS

The financial statements included in this Prospectus and included elsewhere in the registration statement have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is a part of a registration statement on Form S-1 filed by the Administrative Sponsor, in consultation with the Custodial Sponsor, with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Trust is subject to the informational requirements of the Exchange Act and the Administrative Sponsor, in consultation with the Custodial Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are:

●	Our Annual Report on Form 10-K for the fiscal period ended December 31, 2018, along with the financial statements and related notes thereto, filed with the SEC on March 15, 2019; and

●	The description of our common stock contained in our registration statement on Form 8-A12B (File No. 001-38620) filed with the SEC on August 3, 2018, including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, the Administrative Sponsor will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning the Administrative Sponsor at: c/o Exchange Traded Concepts, LLC, 2 Hanson Place, Brooklyn, New York 11217, telephone: (718) 315-5013. The Administrative Sponsor maintains a public website on behalf of the Trust, containing information about the Trust and the shares. The Internet address of the Trust’s website is www.aaauetf.com. You may access the Trust’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the Trust’s website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, the Trust’s website is not incorporated by reference in, and is not part of, this prospectus. We have not authorized anyone to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

GLOSSARY

In this Prospectus, each of the following terms has its respective meaning set forth below:

“Administrative Sponsor” – Exchange Traded Concepts, LLC, acting as administrative sponsor of the Trust, or its successor.

“AP Account” – An account maintained for the Authorized Participant on an Unallocated Basis by the Custodian or a LBMA Gold clearing bank approved by the LBMA for the Authorized Participant, as specified in the applicable transfer instructions.

“Application” – A document in a form satisfactory to Gold Corporation and as set forth herein that expresses an investor’s intention to deliver shares on a Share Submission Day in exchange for an amount of Physical Gold on such Share Submission Day.

“Authorized Participant” – A person that, at the time of submitting a Purchase Order or a Redemption Order, (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement, and (iv) has entered into an Authorized Participant Agreement with the Administrative Sponsor and the Trustee.

“Authorized Participant Agreement” – An agreement among the Trustee, the Administrative Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders and Redemption Orders under the Trust Agreement.

“Basket Gold Amount” – The amount of gold that must be deposited for issuance of one Basket or that is deliverable on Surrender of one Basket.

“Basket” – A block of 50,000 shares, except that the Administrative Sponsor, with the consent of the Custodial Sponsor, and upon prior written notice to the Trustee, may from time to time increase or decrease the number of shares comprising a Basket.

“Beneficial Owner” – A person owning a beneficial interest in any shares of the Trust.

“BNYM” – The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, or its successor, which serves as the Trustee of the Trust.

“Book Entry System” – The commercial book-entry system operated by the Federal Reserve Bank.

“Business Day” or “business day” – Any day other than a day: (1) when the Exchange is closed for regular trading; or (2), if the relevant action requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom, Western Australia or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom, Western Australia or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom, Western Australia or in such other jurisdiction are, or the London gold market is, not open for a full business day and the relevant action requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

“Certificate” – A certificate that is executed and delivered by the Trustee under the Trust Agreement evidencing Shares.

“CFTC” – The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“Clearing Agency” – Any clearing agency or similar system other than the Book Entry System or DTC.

“Code” – The Internal Revenue Code of 1986, as amended.

“COMEX” – New York Commodities Exchange (an affiliate of the Chicago Mercantile Exchange, Inc.).

“Commodity Exchange Act” – The Commodity Exchange Act of 1936, as amended.

“Custodial Sponsor” – Gold Corporation, acting as custodial sponsor of the Trust, pursuant to the Trust Agreement, or its successor.

“Custodial Sponsor Fee” – The fee to compensate the Custodial Sponsor Account for its services as custodial sponsor of the Trust under the Trust Agreement.

“Custodian” – Gold Corporation, as custodian of the Trust’s gold under the Custody Agreement.

“Custody Agreement” – Each of the Trust Unallocated Metal Account Agreement and the Trust Allocated Metal Account Agreement.

“Customer Account” – An account established in the books of Gold Corporation for purposes of facilitating the delivery of Gold by Gold Corporation to an investor that is a Beneficial Owner.

“Delivery ID” – A unique identification number contained in a Delivery Quotation and required for submission of an Application to request delivery of Physical Gold.

“Depository” – DTC and any other successor depository of Shares selected by the Administrative Sponsor, in consultation with the Custodial Sponsor, as provided herein.

“DTC” – The Depository Trust Company, a limited purpose trust company organized under New York State law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“DTC Participant” – A participant in DTC, such as a bank, broker-dealer or trust company.

“ERISA” – The Employee Retirement Income Security Act of 1974, as amended.

“ETC” – Exchange Traded Concepts, LLC, an Oklahoma limited liability company majority owned by Cottonwood ETF Holdings LLC. ETC is the administrative sponsor of the Trust.

“Exchange” – NYSE Arca, the exchange on which the shares are principally traded, as specified from time to time by the Administrative Sponsor, in consultation with the Custodial Sponsor.

“Exchange Act” – The Securities Exchange Act of 1934, as amended.

“Fee Cap” – A maximum amount equal to the greater of $500,000 per annum and the amount that is equal to 0.15% total value of the gold held by the Trust, as determined by the Trustee on each business day, plus the value of all other assets of the Trust (other than any amount credited to the Trust’s reserve account), including cash, if any.

“Fine Ounce” – A troy ounce of 100% pure gold, Fine Ounces being determined, as to Physical Gold, by multiplying the gross weight in troy ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held on an Unallocated Basis, by the number of Fine Ounces credited to the applicable unallocated account from time to time (such account being denominated in Fine Ounces).

“FINRA” – The Financial Industry Regulatory Authority.

“FSA” – The Financial Services Authority, an independent non-governmental body that exercises statutory regulatory power under the FSM Act.

“FSM Act” – The United Kingdom Financial Services and Markets Act 2000.

“GAAP” – Accounting principles generally accepted in the United States of America.

“GC Metal Account” – One or more designated Gold accounts of which Gold Corporation, in its individual capacity, is the registered owner maintained with one or more LBMA Gold clearing members on an Unallocated Basis in such location or locations as Gold Corporation may determine and used by Gold Corporation exclusively for transfers of Gold to and from the Trust in connection with the creation and redemption of Baskets.

“Gold” or “gold” – Physical Gold or gold held on an Unallocated Basis.

“Gold Corporation Act” – Gold Corporation Act 1987 (Western Australia).

“Government Guarantee” – The guarantee provided by the State of Western Australia pursuant to Section 22 of the Gold Corporation Act 1987 (Western Australia) (the text of which is available at http://www8.austlii.edu.au/cgi-bin/viewdoc/au/legis/wa/consol_act/gca1987188/s22.html), which provides (amongst other things) that the payment of the cash equivalent of gold due, payable and deliverable by Custodian under the Act is guaranteed by the Treasurer of Western Australia, in the name and on behalf of the Crown in right of the State of Western Australia.

“Gross Asset Value” – The total value of the gold held by the Trust, as determined by the Trustee on each Business Day, plus the value of all other assets of the Trust (other than any amount credited to the reserve account, if any), including cash, if any.

“Indirect Participant” – A person that, by clearing securities through, or maintaining a custodial relationship with, a DTC Participant, either directly or indirectly, has access to the DTC clearing system.

“Internal Control Over Financial Reporting” – A reporting requirement described in Rules 13a-15(f) and 15(d)-15(f) under the Exchange Act and focused on the establishment and adequacy of internal controls at companies subject to the reporting requirements of the Exchange Act.

“IRA” – Individual Retirement Account.

“IRS” – The Internal Revenue Service.

“LBMA” – The London Bullion Market Association, a trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market, or its successor. The LBMA acts as the principal point of contact between the London bullion market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FSM Act.

“LBMA Gold Price” – The London gold price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. Dollars, as calculated and administered by independent service provider(s) and published by the LBMA on its website or by its successor that publicly displays prices.

“London Bar” – A gold bar meeting the London Good Delivery Standards.

“London Good Delivery Standards” – The specifications for “good delivery” gold bars, including the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars, set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA.

“Metal Accounts” – The Trust Allocated Metal Account, the Trust Unallocated Metal Account and the GC Metal Account.

“Net Asset Value” – The net asset value of the Trust or a Share of the Trust.

“Non-U.S. Investor” – An investor that is not a U.S. Investor.

“NYSE Arca” – The NYSE Arca Marketplace operated by NYSE Arca Equities, Inc.

“Order Cutoff Time” – With respect to any Business Day, (i) 4:00 p.m. (New York time) on such Business Day or (ii) another time agreed to by both the Sponsors and the Trustee as to which the Administrative Sponsor has notified registered owners of shares and all existing Authorized Participants.

“Ounce” – A one troy ounce, equal to 31.103 grams.

“Physical Gold” – The physical gold bullion the Trust may hold, consisting of London Bars and all gold products without numismatic value and having a gold purity of at least 99.5% (including coins, cast bars and minted bars).

“Plans” – Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or section 4975 of the Code.

“Purchase Order” – An order placed with the Trustee prior to the Order Cutoff Time on any Business Day by an Authorized Participant wishing to acquire from the Trustee one or more Baskets.

“Quotation Window” – The period of time (three Business Days) for which a Delivery Quotation will be valid.

“Securities Act” – The Securities Act of 1933, as amended.

“Share Submission” – A binding and irrevocable request by an investor to take delivery of Physical Gold in exchange for shares based on instructions in the Application.

“Share Submission Day” – The date upon which an investor (acting by or through a DTC Participant), upon receiving final approval from Gold Corporation, causes its shares to be surrendered to Gold Corporation pursuant to the procedures of the Depository as designated in the Application.

“Share Submission Quantity” – The whole number of shares to be submitted under a Delivery Quotation.

“Shares” – Units of beneficial interest in the Trust created under the Trust Agreement, having no par value and representing a fractional undivided beneficial interest in the net assets of the Trust which undivided interest shall equal a fraction, the numerator of which is one and the denominator of which is the total number of shares outstanding. The shares are issued by the Trust and named “Perth Mint Physical Gold ETF Shares.”

“Sponsors” – The Custodial Sponsor and the Administrative Sponsor.

“Sub-Custodian” – A LBMA-member gold clearing bank engaged by the Custodian as a sub-custodian of gold held for the Trust by the Custodian in accordance with the Custody Agreement.

“Surrender” – A book-entry transfer of Shares to the Trustee’s account with the Depository. A “Surrendering” Authorized Participant or investor and “Surrendered” Shares, Baskets or Certificates mean, respectively, an Authorized Participant or investor, and Shares, Baskets or Certificates, involved in a Surrender.

“Trust” – Perth Mint Physical Gold ETF, a New York trust formed pursuant to the Trust Agreement.

“Trust Agreement” – The Depository Trust Agreement between the Sponsors and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsors, the Trustee and the Custodian, as amended from time to time.

“Trust Allocated Metal Account” – The account maintained for the Trust by the Custodian on an allocated basis pursuant to the Trust Allocated Metal Account Agreement for the purpose of holding Physical Gold on behalf of the Trust.

“Trust Allocated Metal Account Agreement” – The Allocated Metal Account Agreement between the Custodian and the Trustee pursuant to which the Trust Allocated Metal Account is established and operated.

“Trustee” – The Bank of New York Mellon (“BNYM”), a banking corporation organized under the laws of the State of New York with trust powers, or its successor.

“Trust Property” – The gold owned by the Trust that the Custodian credits to the Trust Allocated Metal Account and the Trust Unallocated Metal Account in accordance with the Custody Agreement, all other property held by the Custodian for the account of the Trust, and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under the Trust Agreement.

“Trust Unallocated Metal Account” – The account maintained for the Trust by the Custodian to hold gold on an Unallocated Basis pursuant to the Trust Unallocated Metal Account Agreement.

“Trust Unallocated Metal Account Agreement” – The Trust Unallocated Metal Account Agreement between the Custodian and the Trustee pursuant to which the Trust Unallocated Metal Account is established and operated.

“Unallocated Basis” – Gold is said to be held in unallocated form when the holder is entitled to receive delivery of physical gold in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular gold that the custodian maintaining that account owns or holds.

“U.S. Investor” – An investor who or that is (1) an individual who is treated as a citizen or resident of the United States for federal tax purposes; (2) a corporation or partnership (or other entity treated as such for those purposes) that is created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia; (3) an estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in clauses (1), (2), or (3) have the authority to control all substantial decisions of the trust; or (5) an eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

“1940 Act” – The Investment Company Act of 1940, as amended.

APPENDIX A

Application

PERTH MINT PHYSICAL GOLD ETF (AAAU)

Application - Taking Delivery of Gold

Investors interested in requesting to take delivery of Physical Gold in exchange for their shares in the Trust must first contact Gold Corporation in order to discuss the types of Physical Gold, availability dates, product premiums, delivery fees, and suitable delivery locations and methods. In order to proceed Gold Corporation requires the investor to provide sufficient details to identify the investor as a person owning a beneficial interest in any shares of the Trust (Beneficial Owner) and establish a Customer Account with Gold Corporation. Gold Corporation has sole discretion in determining whether the investor has provided sufficient details to identify the investor as a Beneficial Owner and to open the Customer Account.

Based upon the investor’s discussion with Gold Corporation and subject to the successful completion of the procedures described above, the investor is provided an Application, which will be pre-populated with the information necessary to further process the Application. The Application will contain a unique identification number (the Delivery ID) associated with the Application and the investor’s Customer Account number. The Application will also set forth any applicable product premiums, delivery fees, and any other fees and charges that apply to the Application, which is expressed in terms of the number of Shares to be surrendered to Gold Corporation in return for the agreed Physical Gold products. Gold Corporation is entitled to receive all such premiums, fees and charges in consideration for the delivery of the agreed Physical Gold products to the investor. The investor shall be responsible for any applicable taxes or governmental charges.

An investor wishing to proceed with the Application and take delivery of Physical Gold must then duly sign and submit the pre-populated Application to Gold Corporation within three Business Days of receipt of the Delivery ID (the Quotation Window). The signing and submission of the Application will represent the investor’s unreserved confirmation as to the accuracy of information contained in the Application and the investor’s irrevocable commitment to proceed with the Application. Any Application submitted to Gold Corporation after the Quotation Window may be rejected, at Gold Corporation’s discretion, with a request for the investor to obtain a new Application from the Custodian.

The Custodian will confirm that (A) the Delivery ID matches the Application with respect to the amount of Shares to be Surrendered, the Physical Gold requested, and other applicable terms, and (B) the Application otherwise is in good order.

Upon final approval of the Application by Gold Corporation, which may be withheld by Gold Corporation for any reason at its sole discretion, Gold Corporation will return a copy of the Application to the investor.

An investor exchanges shares of AAAU for Physical Gold on the Share Submission Day and provides instructions to his or her broker-dealer to effect the exchange of shares for Physical Gold. Gold Corporation has the right to reject any Application.

Transfer of shares is dependent on local rules and regulations, which can vary between jurisdictions as well as the type of shareholding account used to purchase the AAAU shares.

Gold Corporation has the right to reject any Application.

Obtain this Application by contacting Gold Corporation via email address

aaau@perthmint.com or online at www.aaauetf.com

REQUIRED: Complete Section A, Section C and Section G in the Application

Step 1.  File Application

●	Contact Gold Corporation and Verify Type and Quantity of Gold, Availability Dates, Product Premiums, Delivery Fees, and Suitable Delivery Locations and Methods

●	Receive a pre-populated Application form from Gold Corporation, detailing the number of shares to transfer in exchange for the gold bullion products

●	Provide sufficient details to Gold Corporation identifying the investor as a Beneficial Owner and establish a Customer Account with Gold Corporation

●	Sign and submit Application to Gold Corporation within the Quotation Window

●	Investor Receives Approved Application from Gold Corporation

Step 2.   Investor Instructs Broker to Transfer Shares

Step 3.   Gold is Delivered to Applicant

Questions? Contact the Gold Corporation via email at aaau@perthmint.com or online at www.aaauetf.com.

Application Instructions

Step 1. File Application

Contact Gold Corporation to receive a pre-populated Application form, detailing the Physical Gold products requested and the related costs in terms of the number of shares to be transferred to Gold Corporation.

Upon receipt of the Application form from Gold Corporation, verify that all the information is accurate within each section of the Application. Please visit the FAQ section of www.aaauetf.com or contact Gold Corporation at +61 8 9421 7615 or email address aaau@perthmint.com with any questions.

Once you have verified that all the information is accurate on the Application, you may complete, sign and submit the Application to Gold Corporation within the Quotation Window, who will review it for final approval. Please submit your Application via email to AAAU@perthmint.com.

Once Gold Corporation approves the Application, they will return the Application to you by email at the email address specified in Section A. If you do not have an email address, please contact Gold Corporation via details above. Upon receipt of this confirmation from Gold Corporation, the Shares must be transferred to Gold Corporation on the Share Submission Date.

Transfer of shares is dependent on local rules and regulations, which can vary between jurisdictions as well as the type of shareholding account used to purchase the AAAU.

SECTION A

Complete Section A with current share owner information. Investors not residing in the U.S. should contact Gold Corporation to inquire about additional documents and information required to process the Application.

SECTION B

This section will be pre-populated by Gold Corporation and will set forth the type and quantity of gold to be provided to the investor in exchange for the number of shares to be surrendered by the investor.

The Delivery Quotation is inclusive of any delivery fees charged for delivery of gold coins and bars.

SECTION C

Gold Corporation will ship gold to an investor (insurance options will be agreed as part of the Application process) using accepted business practices for precious metals delivery that may include, amongst others, use of a conventional shipping carrier (e.g., U.S. Postal Service, Federal Express, United Parcel Service); or an armored transportation service.

An investor can utilize a shipping carrier only if insurance requirements can be met and the investor and Gold Corporation agree on an acceptable delivery destination. Armored Transportation Service will only deliver to certain trusted locations; an Armored Transportation Service does not deliver to residential addresses. Please contact Gold Corporation at +61 8 9421 7615 to discuss the delivery method and location. Gold Corporation may decline an Application if no delivery method or location is agreed upon. Please note that large shipments of gold may be delivered over multiple days.

SECTION D

This section lists identification and proof of share ownership that must be provided to Gold Corporation in order to create a customer account at Gold Corporation and in order to facilitate the delivery of Physical Gold to the investor.

SECTION E

This section applies to an Application on behalf of a Company, Trust or a Partnership. This section lists additional documentation required by Gold Corporation in order to create a customer account at Gold Corporation on behalf of the Company, Trust or a Partnership and in order to facilitate the delivery of Physical Gold to the investor.

SECTION F

Please review SECTION F carefully, as this section limits an investor’s rights to make any complaint or objection concerning the shipment, delivery or receipt of the gold delivered to the investor for the Surrender of their shares.

SECTION G

To accept the quote provided by Gold Corporation, all share owners must sign and date the Application. Please return the signed Application to Gold Corporation during the Quotation Window.

SECTION H

Once the signed Application has been received from the Investor by Gold Corporation, the Application is checked and signed by Gold Corporation.

Step 2. Investor Instructs Broker to Transfer Shares

Upon receipt of the signed Application from Gold Corporation, instruct your broker to transfer the relevant shares to Gold Corporation’s account noted in the Application (SECTION H). The broker should reference the applicable Delivery ID, listed in Section I, when transferring the shares.

Transfer of shares is dependent on local rules and regulations, which can vary between jurisdictions as well as the type of shareholding account used to purchase the AAAU shares.

Step 3. Gold is Delivered to the Applicant

The investor receives specified type and quantity of Physical Gold. A Tax invoice and Tracking information will be emailed on dispatch of the Physical Gold.

* * *

All fees are subject to change, prior to providing a Delivery Quotation

Perth Mint Physical Gold ETF Delivery Application

1. Please complete Section A, Section C and Section G
2. Return completed application before Quote Expiry Date with documentation stipulated in Section D & Section E to aaau@perthmint.com

Section A : Investor Information (Information must match brokerage account & ID provided)

Please circle who this application applies to:	Individual Company Trust & Trustees Partnership

Full name (Individual or Entity):

Date of Birth or Date of Company incorporation:

Identification number (non Individual):

Address Details (Residential or Company):

Phone Number:

Email address:

Section B : Quote Information

Quote ID
Total # Items
AAAU Ounces/Share
Total Fine Weight
Freight Included?
Insurance Included?
Quote Expiry Date
Share Submission Date

Cost Breakdown	Shares
Bullion
Bullion Premium
Insurance
Freight
Rounding
Total AAAU Shares Required

Quoted items list

_ x 0.05oz Lunar Series Coins	_ x 10g Kangaroo Minted Bars
_ x 0.1oz Australian Kangaroo Coins	_ x 0.5oz Perth Mint Cast Bars
_ x 0.1oz Lunar Series Coins	_ x 20g Kangaroo Minted Bars
_ x 0.25oz Australian Kangaroo Coins	_ x 1oz Perth Mint Cast Bars
_ x 0.25oz Lunar Series Coins	_ x 1oz Kangaroo Minted Bars
_ x 0.5oz Australian Kangaroo Coins	_ x 50g Kangaroo Minted Bars
_ x 0.5oz Lunar Series Coins	_ x 2.5oz Perth Mint Cast Bars
_ x 1oz Australian Kangaroo Coins	_ x 100g Kangaroo Minted Bars
_ x 2oz Lunar Series Coins	_ x 5oz Perth Mint Cast Bars
_ x 10oz Lunar Series Coins	_ x 10oz Perth Mint Cast Bars
_ x 1kg Australian Kangaroo Coins	_ x 10oz Kangaroo Minted Bars
_ x 1kg Lunar Series Coins	_ x 20oz Perth Mint Cast Bars
_ x 1g Kangaroo Minted Bars	_ x 1kg Perth Mint Cast Bars
_ x 5g Kangaroo Minted Bars	_ x 50oz Perth Mint Cast Bars

Section C : Delivery Address

Name of contact at delivery address:

Address:
City/Suburb:
Zip:
State:
Country:	USA
Delivery Method:

Section D : Personal Identification and Proof of Share Ownership

In order for the quote to be accepted by Gold Corporation, the following information must be provided via email to aaau@perthmint.com before the end of Quotation Window. This information will be used to create and validate your customer account at Gold Corporation:

○ A valid Passport or Driver’s license copy

○ Proof of AAAU share ownership (copy of most recent broker statement or stock certificate)

○ A copy of a recent Bank Statement or Utility Bill

* Companies - identification must be provided for the Director or Officer of the Company who is representing the company

* Trust and Trustees - identification must be provided for the Trustee

* Partnerships/Partners - identification must be provided for at least one Partner

Section E : Entities Additional Documentation Requirements

In order for the quote to be accepted by Gold Corporation, the following information must be provided via email to aaau@perthmint.com before the end of Quotation Window. This information will be used to create and validate your customer account at Gold Corporation:

○ Companies - Registration Certificate/details

○ Trusts - An original or notarized copy of the original trust deed

○ Partnerships/Partners - An original or certified copy of the partnership agreement

Section F : Limitation on Claims Concerning Delivered Physical Gold

Tracking information will be emailed on dispatch of the Bullion. Within three Business Days of the tracking status being updated to delivered, the investor must notify Gold Corporation in writing of any complaints or objections concerning the shipment, delivery or receipt of the Physical Gold. Unless Gold Corporation is notified in writing of any complaints within the three Business Days period, the investor will be deemed to have accepted receipt of the Physical Gold in full satisfaction of the Physical Gold due to the investor and to have waived any and all claims the investor may have concerning the Physical Gold received by the investor.

Section G : Legal Shareholders Signatures

Each registered owner of the Account identified in Section A of the Application must sign their name exactly as it appears on the identification provided in Section D.

Name

Position in Entity (if applicable)

Signature & Date

Section H : Share Delivery Instructions

Shares can only be submitted once Gold Corporation has approved and completed the application in Section I below. Shares which are submitted prior to approval will be rejected. Once the application has been approved in Section I, your Broker must transfer shares to the Gold Corporation’s account by 4:00pm New York time on the Share Submission Day.

Submit shares to*
Brokerage Company:	Wells Fargo Clearing Services
DTC Number	0141
Account Name:	Gold Corporation
Account Number:	3928-0082
Address:	1 North Jefferson Ave, St Louis, MO 63103
Phone number:	1 - 800 872 3377

*Please ensure to reference the Delivery ID from Section I below. Share Submissions not containing a valid Delivery ID as a reference may be rejected.

Section I : Gold Corporation Approval

Gold Corporation Signature

Date

Delivery ID (SO #)

Customer Account number

For Gold Corporation Use Only

TRY Section A, C & G fully completed? Section D & E docs provided
KYC, Section A & AAAU Ownership verified
TRY Section I signoff
Create Cust Acct & populate SO in Section I
TRY inform BS

16,286,645 Perth Mint Physical Gold ETF Shares

PERTH MINT PHYSICAL GOLD ETF

PROSPECTUS

Dated April       , 2019

Until       (25 days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Custodial Sponsor. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee	$24,900	*
FINRA filing fee	1,500	*
Stock Exchange Listing fee	7,500	*
Printing and Engraving	4,046
Legal fees and expenses	325,000
Accounting fees and expenses	16,509
Total	$379,455

* Previously paid.

Item 14.	Indemnification of Directors and Officers.

Section 5.6(b) of the Trust Agreement provides that each Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act) (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by such Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Administrative Sponsor is a party, including the Administrative Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, or any such other agreement, or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement, or any such other agreement. Each Sponsor (in the case of the Custodial Sponsor, in its capacity as Custodial Sponsor) and its members, managers, directors, officers, employees, agents and affiliates shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services Gold Corporation may, directly or indirectly, separately offer or provide to any beneficial owner. Such indemnities shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor indemnified party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such indemnified party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such indemnified party was not entitled to be indemnified under the Trust Agreement because clause (i) or clause (ii) of this paragraph applied.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit No.	Exhibit Description
4.1	Depository Trust Agreement (incorporated by reference from Exhibit 4.1 to the Form S-1/A filed on July 30, 2018)
4.2	Form of Authorized Participant Agreement (incorporated by reference from Exhibit 4.2 to the Form S-1 filed on April 20, 2018)
4.3	Form of Certificate of Shares of the Trust (included as Exhibit A to the Depository Trust Agreement)
5.1	Opinion of Morgan, Lewis & Bockius LLP as to legality (incorporated by reference from Exhibit 5.1 to the Form S-1/A filed on July 30, 2018)
8.1	Opinion of Morgan, Lewis & Bockius LLP as to tax matters (incorporated by reference from Exhibit 8.1 to the Form S-1/A filed on July 30, 2018)
10.1	Trust Allocated Metal Account Agreement (incorporated by reference from Exhibit 10.1 to the Form S-1/A filed on July 30, 2018)
10.2	Trust Unallocated Metal Account Agreement (incorporated by reference from Exhibit 10.2 to the Form S-1/A filed on July 30, 2018)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)
23.3	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 8.1)
24.1	Power of Attorney (included in the signature page to the Form S-1 filed on April 20, 2018)

(b)	Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the Registrant is relying on Rule 430B (§230.430B of this chapter):

A.           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.4249b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, OK, on the 5th day of April, 2019.

EXCHANGE TRADED CONCEPTS, LLC
Administrative Sponsor of Perth Mint Physical Gold ETF

By:	/s/ J. Garrett Stevens
J. Garrett Stevens
President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature		Capacity	Date

By:	/s/ J. Garrett Stevens	Chief Executive Officer	April 5, 2019
J. Garrett Stevens		(Principal Executive Officer)

Signature		Capacity	Date

By:	/s/ James J. Baker	Chief Financial Officer	April 5, 2019
James J. Baker		(Principal Financial and Principal Accounting Officer)

* The Registrant is a trust and the persons are signing in their capacities as officers of Exchange Traded Concepts, LLC, the Administrative Sponsor of the Registrant.